                                                                   EXHIBIT 10.12
================================================================================


                                CROSSHOST, INC.

                                  as Mortgagor


                                       to


                    CS FIRST BOSTON MORTGAGE CAPITAL CORP.,

                                  as Mortgagee

                          -------------------------

                        MORTGAGE AND SECURITY AGREEMENT

                          -------------------------

                        Date:  as of September 13th, 1996

                  PREPARED BY AND UPON RECORDATION RETURN TO:

                         Brown & Wood LLP
                         One World Trade Center
                         57th Floor
                         New York, New York  10048

                         Attention: David J. Weinberger, Esq.


================================================================================

                               TABLE OF CONTENTS

                                   ARTICLE I

                            COVENANTS OF MORTGAGOR  . . . . . . . . . . .     6
                            ----------------------
         1.1     Warranties of Mortgagor  . . . . . . . . . . . . . . . .     6
                 -----------------------
         1.2     Defense of Title . . . . . . . . . . . . . . . . . . . .     9
                 ----------------
         1.3     Performance of Obligations . . . . . . . . . . . . . . .    10
                 --------------------------
         1.4     Insurance  . . . . . . . . . . . . . . . . . . . . . . .    10
                 ---------
         1.5     Payment of Taxes . . . . . . . . . . . . . . . . . . . .    13
                 ----------------
         1.6     Tax and Insurance Impound Account  . . . . . . . . . . .    14
                 ---------------------------------
         1.7     Furniture, Fixtures and Equipment Reserve  . . . . . . .    16
                 -----------------------------------------
         1.8     Required Debt Service Coverage . . . . . . . . . . . . .    18
                 ------------------------------
         1.9     Casualty and Condemnation  . . . . . . . . . . . . . . .    18
                 -------------------------
         1.10    Construction Liens . . . . . . . . . . . . . . . . . . .    22
                 ------------------
         1.11    Rents  . . . . . . . . . . . . . . . . . . . . . . . . .    22
                 -----
         1.12    Leases and Licenses  . . . . . . . . . . . . . . . . . .    23
                 -------------------
         1.13    Alienation and Further Encumbrances  . . . . . . . . . .    27
                 -----------------------------------
         1.14    Payment of Utilities, Assessments, Charges, Etc. . . . .    30
                 ------------------------------------------------
         1.15    Access Privileges and Inspections  . . . . . . . . . . .    31
                 ---------------------------------
         1.16    Waste; Alteration of Improvements  . . . . . . . . . . .    31
                 ---------------------------------
         1.17    Zoning . . . . . . . . . . . . . . . . . . . . . . . . .    31
                 ------
         1.18    Financial Statements and Books and Records . . . . . . .    32
                 ------------------------------------------
         1.19    Further Documentation  . . . . . . . . . . . . . . . . .    33
                 ---------------------
         1.20    Payment of Costs; Reimbursement to Mortgagee . . . . . .    33
                 --------------------------------------------
         1.21    Security Interest  . . . . . . . . . . . . . . . . . . .    35
                 -----------------
         1.22    Security Agreement . . . . . . . . . . . . . . . . . . .    36
                 ------------------
         1.23    Easements and Rights-of-Way  . . . . . . . . . . . . . .    38
                 ---------------------------
         1.24    Compliance with Laws . . . . . . . . . . . . . . . . . .    38
                 --------------------
         1.25    Additional Taxes . . . . . . . . . . . . . . . . . . . .    39
                 ----------------
         1.26    Secured Indebtedness . . . . . . . . . . . . . . . . . .    39
                 --------------------
         1.27    Mortgagor's Waivers  . . . . . . . . . . . . . . . . . .    39
                 -------------------
         1.28    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL . . . .    41
                 ------------------------------------------------
         1.29    Contractual Statute of Limitations . . . . . . . . . . .    41
                 ----------------------------------
         1.30    Management . . . . . . . . . . . . . . . . . . . . . . .    42
                 ----------
         1.31    Hazardous Waste and Other Substances . . . . . . . . . .    42
                 ------------------------------------
         1.32    Indemnification; Subrogation . . . . . . . . . . . . . .    46
                 ----------------------------
         1.33    Covenants with Respect to Indebtedness, Operations,
                 ---------------------------------------------------
                 Fundamental Changes of Mortgagor . . . . . . . . . . . .    47
                 --------------------------------
         1.34    INTENTIONALLY OMITTED  . . . . . . . . . . . . . . . . .    49
                 ---------------------
         1.35    Repayment Fee  . . . . . . . . . . . . . . . . . . . . .    49
                 -------------
         1.36    Release of Mortgaged Property  . . . . . . . . . . . . .    49
                 -----------------------------

                                   ARTICLE II

                               EVENTS OF DEFAULT  . . . . . . . . . . . .    52
                               -----------------
         2.1     Events of Default  . . . . . . . . . . . . . . . . . . .    52
                 -----------------

                                  ARTICLE III
                                   REMEDIES   . . . . . . . . . . . . . .    54
                                   --------
         3.1     Remedies Available . . . . . . . . . . . . . . . . . . .    54
                 ------------------
         3.2     Application of Proceeds  . . . . . . . . . . . . . . . .    57
                 -----------------------
         3.3     Right and Authority of Receiver or Mortgagee in the
                 ---------------------------------------------------
                 Event of Default; Power of Attorney  . . . . . . . . . .    57
                 -----------------------------------
         3.4     Occupancy After Foreclosure  . . . . . . . . . . . . . .    59
                 ---------------------------
         3.5     Notice to Account Debtors  . . . . . . . . . . . . . . .    59
                 -------------------------
         3.6     Cumulative Remedies  . . . . . . . . . . . . . . . . . .    60
                 -------------------
         3.7     Payment of Expenses  . . . . . . . . . . . . . . . . . .    60
                 -------------------

                                  ARTICLE IV
                      MISCELLANEOUS TERMS AND CONDITIONS  . . . . . . . .    60
                      ----------------------------------
         4.1     Time of Essence  . . . . . . . . . . . . . . . . . . . .    60
                 ---------------
         4.2     Release of Mortgage  . . . . . . . . . . . . . . . . . .    60
                 -------------------
         4.3     Certain Rights of Mortgagee  . . . . . . . . . . . . . .    60
                 ---------------------------
         4.4     Waiver of Certain Defenses . . . . . . . . . . . . . . .    61
                 --------------------------
         4.5     Notices  . . . . . . . . . . . . . . . . . . . . . . . .    61
                 -------
         4.6     Successors and Assigns . . . . . . . . . . . . . . . . .    61
                 ----------------------
         4.7     Severability . . . . . . . . . . . . . . . . . . . . . .    62
                 ------------
         4.8     Gender . . . . . . . . . . . . . . . . . . . . . . . . .    62
                 ------
         4.9     Waiver; Discontinuance of Proceedings  . . . . . . . . .    62
                 -------------------------------------
         4.10    Section Headings . . . . . . . . . . . . . . . . . . . .    63
                 ----------------
         4.11    GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . .    63
                 -------------
         4.12    Counting of Days . . . . . . . . . . . . . . . . . . . .    63
                 ----------------
         4.13    Relationship of the Parties  . . . . . . . . . . . . . .    63
                 ---------------------------
         4.14    Application of the Proceeds of the Note  . . . . . . . .    63
                 ---------------------------------------
         4.15    Unsecured Portion of Indebtedness  . . . . . . . . . . .    63
                 ---------------------------------
         4.16    Cross Default  . . . . . . . . . . . . . . . . . . . . .    63
                 -------------
         4.17    Interest After Sale  . . . . . . . . . . . . . . . . . .    64
                 -------------------
         4.18    Inconsistency with Other Loan Documents  . . . . . . . .    64
                 ---------------------------------------
         4.19    Construction of this Document  . . . . . . . . . . . . .    64
                 -----------------------------
         4.20    No Merger  . . . . . . . . . . . . . . . . . . . . . . .    64
                 ---------
         4.21    Rights With Respect to Junior Encumbrances . . . . . . .    64
                 ------------------------------------------
         4.22    Mortgagee May File Proofs of Claim . . . . . . . . . . .    64
                 ----------------------------------
         4.23    Fixture Filing . . . . . . . . . . . . . . . . . . . . .    65
                 --------------
         4.24    After-Acquired Mortgaged Property  . . . . . . . . . . .    65
                 ---------------------------------
         4.25    No Representation  . . . . . . . . . . . . . . . . . . .    65
                 -----------------
         4.26    Counterparts . . . . . . . . . . . . . . . . . . . . . .    65
                 ------------
         4.27    Personal Liability . . . . . . . . . . . . . . . . . . .    66
                 ------------------
         4.28    Recording and Filing . . . . . . . . . . . . . . . . . .    66
                 --------------------
         4.29    Entire Agreement and Modifications . . . . . . . . . . .    66
                 ----------------------------------

         4.30    Maximum Interest . . . . . . . . . . . . . . . . . . . .    66
                 ----------------
         4.31    INTENTIONALLY OMITTED  . . . . . . . . . . . . . . . . .    67
                 ---------------------
         4.32    Franchise Agreements.  . . . . . . . . . . . . . . . . .    67
                 --------------------
         4.33    Cooperation  . . . . . . . . . . . . . . . . . . . . . .    68
                 -----------
         4.34    Certain Matters Relating to Mortgaged Property
                 ----------------------------------------------
                 Located in the State of Illinois . . . . . . . . . . . .    69
                 --------------------------------
         4.35    Certain Matters Relating to Mortgaged Property
                 ----------------------------------------------
                 Located in the State of Florida  . . . . . . . . . . . .    76
                 -------------------------------

                        MORTGAGE AND SECURITY AGREEMENT



         THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made as of September 13th, 1996 by CROSSHOST, INC., as Mortgagor ("Mortgagor"), whose address is 14800 Quorum Drive, Suite 510, Dallas, Texas 75240, to CS FIRST BOSTON MORTGAGE CAPITAL CORP., as Mortgagee ("Mortgagee"), whose address is 55 East 52nd Street, New York, New York 10055-0186.

                              W I T N E S S E T H:

         THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, MORTGAGOR HEREBY IRREVOCABLY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS, with power of sale, all of Mortgagor's estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the "Mortgaged Property"):

         (A) All that certain real property situated in the County of Leon, State of Florida, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Premises"), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

         (B) All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Premises (the "Improvements");

         (C) All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Mortgagor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures, inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers, other customary hotel equipment and other tangible property of every kind and nature whatsoever and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Premises or Improvements, (hereinafter collectively called the "Equipment"), and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security agreements (as defined in the Uniform Commercial Code), superior in lien to the lien of this Mortgage, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

         (D) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Mortgaged Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor;

         (E) All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

         (F) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Premises;

         (G) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Mortgagee pursuant to this Mortgage or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Impound Account and the FF&E Reserve (each as hereinafter defined);

         (H) All leases, licenses, concessions and occupancy agreements of the Premises or the Improvements, whether written or oral, now or hereafter entered into and all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits (collectively, the "Rents") of the Premises or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future lease (including, without limitation, oil, gas and mineral leases), license, concession, occupancy agreement or other agreement pertaining thereto or arising from any of the Leases (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees or licensees, as applicable, of their obligations under any such leases, licenses, concessions or occupancy agreements, whether said cash or securities are to be held until the expiration of the terms of said leases, licenses, concessions or occupancy agreements or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in Section 1.11 hereinbelow;

         (I) All contracts and agreements now or hereafter entered into covering any part of the Premises or the Improvements including, without limitation, that certain lease (the "Crossroads Lease") of the Mortgaged Property between Mortgagor and Crossroads Hospitality Tenant Company, L.L.C. dated September 6, 1996, (collectively, the "Leases") and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Premises or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Premises or the Improvements;

         (J) All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;

         (K) All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Premises or the Improvements (collectively, the "General Intangibles");

         (L) All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

         (M) All building materials, supplies and equipment now or hereafter placed on the Premises or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Premises or the Improvements;

         (N) All right, title and interest of Mortgagor in any insurance policies or binders now or hereafter relating to the Mortgaged Property, including any unearned premiums thereon;

         (O) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards; and

         (P) All other or greater rights and interests of every nature in the Premises or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

         FOR THE PURPOSE OF SECURING:

         (1) The debt evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, modifications, consolidations and extensions thereof, is hereinafter referred to as the "Note") of even date with this Mortgage, made by Mortgagor payable to the order of Mortgagee in the principal face amount of FIFTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($15,500,000.00), together with interest as therein provided, with a maturity date of October 1, 1997;

         (2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (the Note, this Mortgage, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the "Loan Documents") and the payment of all other sums therein covenanted to be paid;

         (3) Any and all additional advances made by Mortgagee to protect or preserve the Mortgaged Property or the lien or security interest created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Mortgagor remains the owner of the Mortgaged Property at the time of such advances); and

         (4) Any and all other indebtedness now owing or which may hereafter be owing by Mortgagor to Mortgagee, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof, it being contemplated by Mortgagor and Mortgagee that Mortgagor may hereafter become so indebted to Mortgagee.

(All of the sums referred to in Paragraphs (1) through (4) above are herein referred to as the "Debt".

         TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever, and Mortgagor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property, subject to the Permitted Encumbrances (as hereinafter defined), to Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof;

         PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and the Debt shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, the liens, security interests, estates and rights granted by this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagee in the Mortgaged Property shall cease, and upon payment to Mortgagee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Mortgagee shall promptly satisfy and release this Mortgage of record and the lien hereof by proper instrument.


                                   ARTICLE I
                             COVENANTS OF MORTGAGOR

         For the purpose of further securing the Debt and for the protection of the security of this Mortgage, for so long as the Debt or any part thereof remains unpaid, Mortgagor covenants and agrees as follows:

         1.1 Warranties of Mortgagor. Mortgagor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Mortgagee, its successors and assigns, that:

                 (a) Mortgagor has good, marketable and indefeasible fee simple title to the Mortgaged Property, subject only to those matters expressly set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Mortgage (such items being the "Permitted Encumbrances"), and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber and mortgage its interest in the Mortgaged Property in the manner and form hereby done or intended. Mortgagor will preserve its interest in and title to the Mortgaged Property and will forever warrant and defend the same to Mortgagee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Mortgaged Property pursuant to any foreclosure;

                 (b) No bankruptcy or insolvency proceedings are pending or contemplated by Mortgagor or, to the best knowledge of Mortgagor, against Mortgagor or by or against any endorser, cosigner or guarantor of the Note;

                 (c) All reports, certificates, affidavits, statements and other data furnished by Mortgagor to Mortgagee in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading;

                 (d) The execution, delivery and performance of this Mortgage, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Mortgagor in accordance with the respective terms thereof and do not contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will same constitute a default) under the partnership agreement, articles of incorporation or other organizational documents of Mortgagor or any contract or agreement of any nature to which Mortgagor is a party or by which Mortgagor or any of its property may be bound and do not violate or contravene any law, order, decree, rule or regulation to which Mortgagor is subject;

                 (e) The Premises and the Improvements and the intended use thereof by Mortgagor comply with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Mortgaged Property. The Premises and Improvements constitute a separate tax parcel for purposes of ad valorem taxation. The Premises and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements;

                 (f) All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Premises and the Improvements for their intended purposes are available to the Mortgaged Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Mortgagee;

                 (g) All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Premises and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Mortgagor;

                 (h) All curb cuts, driveways and traffic signals shown on the survey delivered to Mortgagee prior to the execution and delivery of this Mortgage are existing and have been fully approved by the appropriate governmental authority;

                 (i) There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Mortgagor (or, if Mortgagor is a partnership, any of its general partners) or the Mortgaged Property which, if adversely determined, would materially impair either the Mortgaged Property or Mortgagor's ability to perform the covenants or obligations required to be performed under the Loan Documents;

                 (j) The Mortgaged Property is free from delinquent water charges, sewer rents, taxes and assessments;

                 (k) As of the date of this Mortgage, the Mortgaged Property is free from unrepaired damage caused by fire, flood, accident or other casualty;

                 (l) As of the date of this Mortgage, no part of the Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Mortgagor's knowledge and belief, threatened or contemplated;

                 (m) Mortgagor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits necessary for the conduct of its business substantially as now conducted;

                 (n) The Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

                 (o) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Leases and all amendments thereto or modifications thereof;

                 (p) Mortgagor and the Mortgaged Property are free from any past due obligations for sales and payroll taxes;

                 (q) There are no security agreements or financing statements affecting any of the Mortgaged Property other than (i) as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof and (ii) the security agreements and financing statements created in favor of Mortgagee;

                 (r) Mortgagor has delivered a true, correct and complete schedule (the "Rent Roll") of all leases affecting the Mortgaged Property as of the date hereof, which accurately and completely sets forth in all material respects for each such Lease, the following: the name of the tenant, the lease expiration date, extension and renewal provisions, the base rent payable, and the security deposit held thereunder;

                 (s) Each Lease constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor's knowledge and belief, is enforceable against the tenant thereof. No default exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Mortgagor or the Mortgaged Property;

                 (t) No tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised;

                 (u) All work to be performed by Mortgagor under the Leases has been substantially performed, all contributions to be made by Mortgagor to the tenants thereunder have been made and all other conditions precedent to each such tenant's obligations thereunder have been satisfied;

                 (v) Each tenant under a Lease has entered into occupancy of the demised premises;

                 (w) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Leases described in the Rent Roll;

                 (x) To the best of Mortgagor's knowledge and belief, each tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors; and

                 (y) No Lease provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Mortgage.

         1.2 Defense of Title. If, while this Mortgage is in force, the title to the Mortgaged Property or the interest of Mortgagee therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Mortgagor, at Mortgagor's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Mortgagee determines that Mortgagor is not adequately performing its obligations under this Section, Mortgagee may, without limiting or waiving any other rights or remedies of Mortgagee hereunder, take such steps with respect thereto as Mortgagee shall deem necessary or proper and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

         1.3 Performance of Obligations. Mortgagor shall pay when due the principal of and the interest on the Debt in accordance with the terms of the Note. Mortgagor shall also pay all charges, fees and other sums required to be paid by Mortgagor as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Mortgagor set forth in the Loan Documents in accordance with their terms. Further, Mortgagor shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Mortgagor in connection with any other document or instrument affecting title to the Mortgaged Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage.

         1.4 Insurance. Mortgagor shall, or shall cause the party set forth as tenant ("Tenant") under the Crossroads Lease to, at the sole expense of Mortgagor or Tenant, as appropriate, maintain in force and effect on the Mortgaged Property at all times while this Mortgage continues in effect the following insurance:

                 (a) Insurance against loss or damage to the Mortgaged Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an "all-risk" form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement (insurable) cost of the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Mortgaged Property and owned by Mortgagor from time to time, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Mortgagee's election, by reference to such indices, appraisals or information as Mortgagee determines in its reasonable discretion. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same, in each cases, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Mortgagee's approval.

                 (b) Comprehensive Commercial General Liability Insurance for personal injury, bodily injury, death and property damage liability in amounts not less than $5,000,000.00 per occurrence and $6,000,000.00 in the aggregate, (both inclusive of umbrella coverage). During any construction on the Premises, Mortgagor's general contractor for such construction shall also provide the insurance required in this Subsection (b). Mortgagee hereby retains the right to periodically review the amount of said liability insurance being maintained by Mortgagor and to require an increase in the amount of said liability insurance should Mortgagee deem an increase to be reasonably prudent under then existing circumstances.

                 (c) General boiler and machinery insurance coverage is required if steam boilers or other pressure- fired vessels are in operation at the Premises. Minimum liability amount per accident must equal the greater of the replacement (insurable value of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00.

                 (d) If the Premises or any part thereof is identified by the Secretary of Housing and Urban Development as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to the outstanding balance of the Note or the maximum amount of flood insurance available, whichever is the lesser.

                 (e) During the period of any construction on the Premises or renovation or alteration of the Improvements, a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Mortgagee and Worker's Compensation Insurance covering all persons engaged in such construction, renovation or alteration.

                 (f) Loss of rents or loss of business income insurance in amounts sufficient to compensate Mortgagor for all Rents during a period of not less than eighteen (18) months in which the Mortgaged Property may be damaged or destroyed.

                 (g) Such other insurance on the Mortgaged Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

         All such insurance shall (i) be with insurers authorized to do business in the state within which the Premises is located and who have and maintain a rating of at least "AA" from Standard & Poors, (ii) contain the complete address of the Premises (or a complete legal description), (iii) be for terms of at least one year, (iv) contain deductibles not in excess of five percent (5%) of the full replacement (insurable) cost of the Mortgaged Property, and (v) be subject to the approval of Mortgagee as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates.

         Mortgagor shall as of the date hereof deliver to Mortgagee evidence that said insurance policies have been paid current as of the date hereof and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent evidencing such insurance satisfactory to Mortgagee. Mortgagor shall renew all such insurance and deliver to Mortgagee certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Without limiting the required endorsements to insurance policies, Mortgagor further agrees that all such policies other than the liability policies shall provide that proceeds thereunder shall be payable to Mortgagee, its successors and assigns, pursuant and subject to a mortgagee clause (without contribution) of standard form attached to, or otherwise made a part of, the applicable policy and that Mortgagee, its successors and assigns, shall be named as (a) an additional insured under all liability insurance policies (b) as the first mortgagee on all property insurance policies and (c) as the lender's loss payee on all loss of rents or loss of business income insurance policies. Mortgagor further agrees that all such insurance policies: (i) shall provide for at least thirty
(30) days' prior written notice to Mortgagee prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Mortgagee; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of such insurance; (iii) shall either name Mortgagee as an additional insured or waive all rights of subrogation against Mortgagee; (iv) in the event that the Mortgaged Property constitutes a legal non-conforming use, shall include an ordinance or law coverage endorsement which will contain "Demolition Cost", "Loss Due to Operation of Law", and "Increased Cost of Construction: coverages; (v) in the event that any Lease requires that any insurance policies affecting the Mortgaged Property contain a waiver of subrogation provision, shall, either by their terms or by endorsement, provide such a waiver; and (vi) may be in the form of blanket policies provided that either such policies contain an endorsement, or Mortgagee receives other evidence satisfactory to Mortgagee, to the effect that the coverage provided thereby will not be affected by the failure to pay any portion of the premium therefor which is not allocable to the Mortgaged Property or by any other action not relating to the Mortgaged Property which would otherwise permit the issuer thereof to cancel the coverage thereof. The delivery to Mortgagee of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Mortgaged Property by Mortgagor to Mortgagee as further security for the Debt. In the event of foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Debt, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Mortgaged Property shall thereupon vest in the purchaser at such foreclosure, or in Mortgagee or other transferee in the event of such other transfer of title. Approval of any insurance by Mortgagee shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Mortgage or evidence of their renewal as required herein, Mortgagee may, but shall not be obligated to, procure such insurance and Mortgagor shall pay all amounts advanced by Mortgagee therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Mortgagee until actually repaid by Mortgagor, promptly upon demand by Mortgagee. Any amounts so advanced by Mortgagee, together with interest thereon, shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagee shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Mortgagee has caused the insurance to be placed with the insurer after failure of Mortgagor to furnish such insurance.

         1.5 Payment of Taxes. Mortgagor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section
1.6 of this Mortgage, all taxes and assessments which are or may become a lien on the Mortgaged Property or which are assessed against or imposed upon the Mortgaged Property. Mortgagor shall furnish Mortgagee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Mortgagor may in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued,
(b) Mortgagee determines, in its subjective opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Mortgaged Property or any part thereof or any interest of Mortgagee therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits in the Impound Account (as hereinafter defined) an amount determined by Mortgagee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited.

         1.6 Tax and Insurance Impound Account. Mortgagor shall establish and maintain at all times while this Mortgage continues in effect an impound account (the "Impound Account") with Mortgagee for payment of real estate taxes and assessments and insurance on the Mortgaged Property and as additional security for the Debt. Simultaneously with the execution hereof, Mortgagor shall deposit in the Impound Account an amount determined by Mortgagee to be necessary to ensure that there will be on deposit with Mortgagee an amount which, when added to the monthly payments subsequently required to be deposited with Mortgagee hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Mortgagee in the Impound Account an amount sufficient to pay the next due annual installment of real estate taxes and assessments on the Mortgaged Property at least one (1) month prior to the delinquency date thereof (if paid in one installment) and the next due annual insurance premiums with respect to the Mortgaged Property at least one (1) month prior to the due date thereof (if paid in one installment). Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Mortgaged Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder, each as estimated and determined by Mortgagee. So long as no default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Impound Account shall be held by Mortgagee in the Impound Account to pay said taxes, assessments and insurance premiums in one installment before the same become delinquent. Mortgagor shall be responsible for ensuring the receipt by Mortgagee, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no default hereunder or under the other Loan Documents has occurred and is continuing, Mortgagee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Mortgagee shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee's option and in Mortgagee's discretion, may either be held in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. No interest on funds contained in the Impound Account, if any, shall be paid by Mortgagee to Mortgagor. The Impound Account is solely for the protection of Mortgagee and entails no responsibility on Mortgagee's part beyond the payment of taxes, assessments and insurance premiums following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Mortgage by Mortgagee, any funds in the Impound Account shall be turned over to the assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Mortgagee for the purposes of the Impound Account, such excess may be credited by Mortgagee on subsequent payments to be made hereunder or, at the option of Mortgagee, refunded to Mortgagor. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Mortgagor shall, within ten (10) days after receipt of written notice thereof, deposit with Mortgagee the full amount of any such deficiency. If Mortgagor shall fail to deposit with Mortgagee the full amount of such deficiency as provided above, Mortgagee shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Mortgagee, together with interest thereon at the Default Interest Rate from the date so deposited by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt evidenced by the Note. If there is a default under this Mortgage which is not cured within any applicable grace or cure period, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in the Impound Account against the Debt in whatever order Mortgagee shall subjectively determine. No such application of the Impound Account shall be deemed to cure any default hereunder. Upon full payment of the Debt in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of the Impound Account then in Mortgagee's possession shall be paid over to Mortgagor and no other party shall have any
right or claim thereto.   Notwithstanding anything contained in this Section
1.6 to the contrary, so long as (a) Tenant is the sole tenant of the entire Mortgaged Property pursuant to the Crossroads

Lease, (b) the Crossroads Lease is in full force and effect, (c) no default, or event which with the passing of time or in the giving of notice would become a default, has occurred under the Crossroads Lease, and (d) Tenant is obligated to pay all insurance premiums before they become delinquent for all insurance required to be maintained pursuant to Section 1.4 hereof, the obligations of Mortgagor under this Section 1.6 to deposit into the Impound Account amounts to pay insurance premiums shall be deemed to have been met; provided, however, in the event the Mortgagor is obligated pursuant to the Crossroads Lease to pay for or maintain insurance of any type required by Section 1.4 hereof, Mortgagor shall be required to deposit sums in the Impound Account to pay the premiums for such required insurance pursuant to the terms of this Section 1.6.

         1.7     Furniture, Fixtures and Equipment Reserve.

                 (a) As additional security for the Debt, Mortgagor shall establish and maintain at all times while this Mortgage continues in effect a furniture, fixtures and equipment reserve (the "FF&E Reserve") with Mortgagee for payment of costs and expenses incurred by Mortgagor in connection with the repair and replacement of furniture, fixtures and equipment used at or in connection with the operation of the Mortgaged Property. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Note and all other Debt is fully paid and performed, a deposit to the FF&E Reserve in an amount equal to that set forth in Exhibit E hereof. So long as no default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the FF&E Reserve shall be held by Mortgagee in the FF&E Reserve to pay the costs and expenses of furniture, fixtures and equipment. So long as no default hereunder or under the other Loan Documents has occurred and is continuing, Mortgagee shall, to the extent funds are available for such purpose in the FF&E Reserve, disburse to Mortgagor the amount paid or incurred by Mortgagor for furniture, fixtures and equipment within ten (10) days following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the FF&E Reserve and a certification by Mortgagor in a form approved in writing by Mortgagee that the furniture, fixtures and equipment have been purchased has been completed; and (b) the delivery to Mortgagee of invoices, receipts or other evidence satisfactory to Mortgagee, verifying the cost of the furniture, fixtures and equipment for which Mortgagor is requesting a disbursement. Mortgagee shall not be required to make advances from the FF&E Reserve more frequently than once in any thirty (30) day period. In making any payment from the FF&E Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. Mortgagee may, at Mortgagor's expense, make or cause to be made during the term of this Mortgage an annual inspection of the Mortgaged Property to determine the need, as determined by Mortgagee in its reasonable judgment, for the replacement and/or repair of further furniture, fixtures and equipment for the Mortgaged Property. In the event that such inspection reveals that further furniture, fixtures and equipment for the Mortgaged Property are required, Mortgagee shall provide Mortgagor with a written description of the required furniture, fixtures and equipment and Mortgagor shall purchase such furniture, fixtures and equipment to the reasonable satisfaction of Mortgagee within ninety (90) days after the receipt of such description from Mortgagee, or such later date as may be approved by Mortgagee in its sole discretion. The FF&E Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee's option and in Mortgagee's discretion, may either be held in a separate non-interest bearing account or be commingled by Mortgagee with the general funds of Mortgagee. The FF&E Reserve is solely for the protection of Mortgagee and entails no responsibility on Mortgagee's part beyond the payment of the costs and expenses described in this Section in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit or available in the FF&E Reserve are inadequate to pay the cost of the furniture, fixtures and equipment, Mortgagor shall pay the amount of such deficiency. Upon assignment of this Mortgage by Mortgagee, any funds in the FF&E Reserve shall be turned over to the assignee and any responsibility of Mortgagee, as assignor, with respect thereto shall terminate. If there is a default under this Mortgage which is not cured within any applicable grace or cure period, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in the FF&E Reserve against the Debt in whatever order Mortgagee shall subjectively determine. No such application of the FF&E Reserve shall be deemed to cure any default hereunder. Upon full payment of the Debt in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of the FF&E Reserve then in Mortgagee's possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

                 (b) As additional security for the payment and performance by Mortgagor of all duties, responsibilities and obligations under the Note and the other Loan Documents, Mortgagor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Mortgagee, and hereby grants to Mortgagee a security interest in, (i) the Impound Account and the FF&E Reserve (as hereinafter defined) (collectively, the "Reserves"), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts,
(iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof,
(vii) all
instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Mortgagor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Mortgagee's name or the name of any entity servicing the Note for Mortgagee and hereby acknowledges and agrees that Mortgagee, or at Mortgagee's election, such servicing agent, shall have exclusive control over said account. Notice of the assignment and security interest granted to Mortgagee herein may be delivered by Mortgagee at any time to the financial institution wherein the Reserves have been established, and Mortgagee, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts.
Mortgagor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves. Mortgagor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Mortgagor's direction and is not the exercise by Mortgagee of any right of set-off or other remedy upon a default. Mortgagor hereby waives all right to withdraw funds from the Reserves except as provided for in this Mortgage. If a default shall occur hereunder or under any other of the Loan Documents which is not cured within any applicable grace or cure period, then Mortgagee may, without notice or demand on Mortgagor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys' fees, costs and expenses) to the Debt or any other obligations of Mortgagor under the other Loan Documents in such manner or as Mortgagee shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Mortgagor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or
(C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any default hereunder or under the other Loan Documents.

         1.8 Required Debt Service Coverage. At all time during the term of this Mortgage, Mortgagor shall maintain an annual Aggregate Debt Service Coverage (as defined in Section 1.36 hereof) of not less than 1.40 for the preceding twelve (12) month period; provided that for purposes of calculating Aggregate Debt Service Coverage for purposes of this Section 1.8, "Operating Expenses" (as defined in Section 1.36 hereof) shall include the amounts of any deposits to the FF&E Reserve.

         1.9 Casualty and Condemnation. Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Mortgaged Property or any portion thereof. All insurance proceeds on the Mortgaged Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Mortgaged Property or for any damage or injury to it for any loss or diminution in value of the Mortgaged Property, are hereby assigned to and shall be paid to Mortgagee. Mortgagee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Mortgagee is hereby authorized, in its own name or in Mortgagor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Mortgagor shall from time to time deliver to Mortgagee any instruments required to permit such participation; provided, however, that Mortgagee shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note, and (ii) $100,000. Mortgagee shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

                 (a) In the event that less than sixty percent (60%) of the Improvements located on the Premises have been taken or destroyed, then if:

                          (1) no default is then continuing hereunder or under any of the other Loan Documents and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default hereunder or under any of the other Loan Documents, and

                          (2) the Mortgaged Property can, in Mortgagee's judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) six (6) months after the receipt of insurance proceeds or condemnation awards by either Mortgagor or Mortgagee, and (ii) the stated maturity date of the Note, and

                          (3) all necessary governmental approvals can be obtained to allow the rebuilding and reoccupancy of the Mortgaged Property as described in Section (a)(2) above, and

                          (4) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Mortgagor, the full amount of which shall at Mortgagee's option have been deposited with Mortgagee) for such restoration or repair (including, without limitation, for any costs and expenses of Mortgagee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

                          (5) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Mortgaged Property and debt service on the Debt in full with the same coverage ratio considered by Mortgagee in its determination to make the loan secured hereby, and

                          (6) Mortgagor shall have delivered to Mortgagee, at Mortgagor's sole cost and expense, an appraisal report in form and substance satisfactory to Mortgagee appraising the value of the Mortgaged Property as so restored or repaired to be not less than the appraised value of the Mortgaged Property considered by Mortgagee in its determination to make the loan secured hereby, and

                          (7) Mortgagor so elects by written notice delivered to Mortgagee within five (5) days after settlement of the aforesaid insurance or condemnation claim,

then, Mortgagee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Mortgagee in its discretion, with any remainder being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

                 (b) In all other cases, namely, in the event that sixty percent (60%) or more of the Improvements located on the Premises have been taken or destroyed or Mortgagor does not elect to restore or repair the Mortgaged Property pursuant to clause (a) above, or otherwise fails to meet the requirements of clause (a) above, then, in any of such events, Mortgagee shall elect, in Mortgagee's absolute discretion and without regard to the adequacy of Mortgagee's security, to do either of the following: (1) accelerate the maturity date of the Note and declare any and all of the Debt to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Mortgagee directs in its absolute discretion, with any remainder being paid to Mortgagor, or (2) notwithstanding that Mortgagor may have elected not to restore or repair the Mortgaged Property pursuant to the provisions of Section 1.9(a)(7) above, require Mortgagor to restore or repair the Mortgaged Property in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the deposit by Mortgagor with Mortgagee, within thirty (30) days after demand therefor, of any deficiency necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Mortgagee's costs and expenses to be incurred in connection therewith, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Mortgagee in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

Any reduction in the Debt resulting from Mortgagee's application of any sums received by it hereunder shall take effect only when Mortgagee actually receives such sums and elects to apply such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. Partial payments received by Mortgagee, as described in the preceding sentence, shall be applied first to the final payment due under the Note and thereafter to installments due under the Note in the inverse order of their due date. If Mortgagor elects or Mortgagee directs Mortgagor to restore or repair the Mortgaged Property after the occurrence of a casualty or partial taking of the Mortgaged Property as provided above, Mortgagor shall promptly and diligently, at Mortgagor's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Mortgagor shall pay to Mortgagee all costs and expenses of Mortgagee incurred in administering said rebuilding, restoration or repair, provided that Mortgagee makes such proceeds or award available for such purpose. Mortgagor agrees to execute and deliver from time to time such further instruments as may be requested by Mortgagee to confirm the foregoing assignment to Mortgagee of any award, damage, insurance proceeds, payment or other compensation.
Mortgagee is hereby irrevocably constituted and appointed the attorney-in-fact of Mortgagor (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

         1.10 Construction Liens. Mortgagor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided, however, that, Mortgagor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Mortgagee and provided that neither the Mortgaged Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Mortgagor shall contest any such claim or demand, Mortgagor shall promptly notify Mortgagee of such contest and thereafter shall, upon Mortgagee's request, promptly provide a bond, cash deposit or other security satisfactory to Mortgagee to protect Mortgagee's interest and security should the contest be unsuccessful. If Mortgagor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Mortgagee may do so and any and all expenses incurred by Mortgagee, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

         1.11 Rents. As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee all existing and future Rents. Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Mortgaged Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents, for which purpose Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof). Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents, proceeds or other payments. Neither the demand for or collection of Rents by Mortgagee shall constitute any assumption by Mortgagee of any obligations under any agreement relating thereto. Mortgagee is obligated to account only for such Rents as are actually collected or received by Mortgagee. Mortgagor irrevocably agrees and consents that the respective payors of the Rents shall, upon demand and notice from Mortgagee of a default hereunder or under any other of the Loan Documents, pay said Rents to Mortgagee without liability to determine the actual existence of any default claimed by Mortgagee. Mortgagor hereby waives any right, claim or demand which Mortgagor may now or hereafter have against any such payor by reason of such payment of Rents to Mortgagee, and any such payment shall discharge such payor's obligation to make such payment to Mortgagor. All Rents collected or received by Mortgagee may be applied against all expenses of collection, including, without limitation, reasonable attorneys' fees, against costs of operation and management of the Mortgaged Property and against the Debt, in whatever order or priority as to any of the items so mentioned as Mortgagee directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Mortgagee of any rights under this Section nor the application of any Rents to the Debt shall cure or be deemed a waiver of any default hereunder. The assignment of Rents hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Mortgaged Property. Mortgagor has executed an Assignment of Lease dated of even date herewith (the "Assignment") in favor of Mortgagee covering all of the right, title and interest of Mortgagor, as landlord, lessor or licensor, in and to any leases (including, without limitation, the Crossroads Lease), licenses and occupancy agreements relating to all or portions of the Mortgaged Property. All rights and remedies granted to Mortgagee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

         1.12    Leases and Licenses.

                 (a) Mortgagor covenants and agrees that it shall not enter into any lease affecting 5,000 square feet or more of the Mortgaged Property or having a term of more than 5 years without the prior written approval of Mortgagee, which approval shall not be unreasonably withheld. The request for approval of each such proposed new lease shall be made to Mortgagee in writing and shall state that, pursuant to the terms of this Mortgage, failure to approve or disapprove such proposed lease within fifteen (15) business days is deemed approval and Mortgagor shall furnish to Mortgagee (and any loan servicer specified from time to time by Mortgagee): (i) such biographical and financial information about the proposed tenant as Mortgagee may require in conjunction with its review, (ii) a copy of the proposed form of lease, and (iii) a summary of the material terms of such proposed lease (including, without limitation, rental terms and the term of the proposed lease and any options). It is acknowledged that Mortgagee intends to include among its criteria for approval of any such proposed lease the following: (i) such lease shall be with a bona-fide arm's-length tenant; (ii) such lease shall not contain any rental or other concessions which are not then customary and reasonable for similar properties and leases in the market area of the Premises; (iii) such lease shall provide that the tenant pays for its expenses;
(iv) the rental shall be at least at the market rate then prevailing for similar properties and leases in the market areas of the Premises; and (v) such lease shall contain subordination and attornment provisions in form and content acceptable to Mortgagee. Failure of Mortgagee to approve or disapprove any such proposed lease within fifteen (15) business days after receipt of such written request and all the documents and information required to be furnished to Mortgagor with such request shall be deemed approval, provided that the written request for approval specifically mentioned the same.

                 (b) Prior to execution of any leases of space in the Improvements after the date hereof, Mortgagor shall submit to Mortgagee, for Mortgagee's prior approval, which approval shall not be unreasonably withheld, a copy of the form lease Mortgagor plans to use in leasing space in the Improvements or at the Mortgaged Property. All such leases of space in the Improvements or at the property shall be on terms consistent with the terms for similar leases in the market area of the Premises, shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents then prevailing in the market area of the Premises. Such leases shall also provide for security deposits in reasonable amounts. Mortgagor shall also submit to Mortgagee for Mortgagee's approval, which approval shall not be unreasonably withheld, prior to the execution thereof, any proposed lease, license or occupancy agreement of the Improvements or any portion thereof that differs materially and adversely from the aforementioned form lease. Mortgagor shall not execute any lease, license or occupancy agreement for all or a substantial portion of the Mortgaged Property, except for an actual occupancy by the tenant, lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases, licenses and occupancy agreements with respect to the Mortgaged Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Mortgagor shall furnish to Mortgagee, within ten (10) days after a request by Mortgagee to do so, but in any event by January 1 of each year, a current rent roll, certified by Mortgagor as being true and correct, containing the names of all tenants, lessees and licensees with respect to the Mortgaged Property, the terms of their respective leases, licenses or occupancy agreements, the spaces occupied and the rentals or fees payable thereunder and the amount of each tenant's security deposit. Upon the request of Mortgagee, Mortgagor shall deliver to Mortgagee a copy of each such lease, license and occupancy agreement. Mortgagor shall not do or suffer to be done any act, or omit to take any action that might result in a default by the landlord, lessor or licensor under any such lease, license or occupancy agreement or allow the tenant, lessee or licensee thereunder to withhold payment or rent and shall not further assign any such lease, license or occupancy agreement or any such rents. Mortgagor, at no cost or expense to Mortgagee, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such leases. Mortgagor shall not, without the prior written consent of Mortgagee, modify any of the leases, terminate or accept the surrender of any leases, waive or release any other party from the performance or observance of any obligation or condition under such leases except, with respect only to leases affecting less than 5,000 square feet and having a term of 5 years or less, in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Mortgaged Property is located. Mortgagor shall not permit the prepayment of any rents under any of the leases for more than one (1) month prior to the due date thereof.

                 (c) Each lease, license and occupancy agreement executed after the date hereof affecting any of the Premises or the Improvements must provide, in a manner approved by Mortgagee, that the tenant, lessee or licensee, as appropriate, will recognize as its landlord, lessor or licensor and attorn to any person succeeding to the interest of Mortgagor upon any foreclosure of this Mortgage or deed in lieu of foreclosure. Each such lease, license and occupancy agreement shall also provide that, upon request of said successor in interest, the tenant, lessee or licensee shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Mortgagee nor any successor-in-interest shall be bound by any payment of rent for more than one
(1) month in advance, or any amendment or modification of said lease or rental agreement made without the express written consent of Mortgagee or said successor-in-interest.

                 (d) Upon the occurrence of a default under this Mortgage which is not cured within any applicable grace period, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Mortgage, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee, and Mortgagee shall be entitled to take actual possession of, the Mortgaged Property or any part thereof personally, or by its agent or attorneys. In such event, Mortgagee shall have, and Mortgagor hereby gives and grants to Mortgagee, the right, power and authority to make and enter into leases, licenses and occupancy agreements with respect to the Mortgaged Property or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Mortgagee may deem desirable in its sole discretion, and Mortgagor expressly acknowledges and agrees that the term of such lease, license or occupancy agreement may extend beyond the date of any foreclosure sale of the Mortgaged Property; it being the intention of Mortgagor that in such event Mortgagee shall be deemed to be and shall be the attorney-in-fact of Mortgagor for the purpose of making and entering into leases, licenses or occupancy agreements of parts or portions of the Mortgaged Property for the rents and upon the terms, conditions and provisions deemed desirable to Mortgagee in its sole discretion and with like effect as if such leases, licenses or occupancy agreements had been made by Mortgagor as the owner in fee simple of the Mortgaged Property free and clear of any conditions or limitations established by this Mortgage. The power and authority hereby given and granted by Mortgagor to Mortgagee shall be deemed to be coupled with an interest, shall not be revocable by Mortgagor so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof. In connection with any action taken by Mortgagee pursuant to this Section, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Mortgagee in managing the Mortgaged Property, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability under any lease, license or occupancy agreement covering the Mortgaged Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Mortgagor shall, and does hereby, indemnify Mortgagee for, and hold Mortgagee harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Mortgagee under any such lease, license or occupancy agreement or under this Mortgage or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such lease, license or occupancy agreement other than those finally determined to have resulted solely from the gross negligence or willful misconduct of Mortgagee. Should Mortgagee incur any such liability, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt. Nothing in this Section shall impose on Mortgagee any duty, obligation or responsibility for the control, care, management or repair of the Mortgaged Property, or for the carrying out of any of the terms and conditions of any such lease, license or occupancy agreement, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Mortgaged Property taken under this Section.

         1.13    Alienation and Further Encumbrances.

                 (a) Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and their experience in owning and operating properties similar to the Mortgaged Property in connection with the closing of the loan evidenced by the Note. Accordingly, except as specifically allowed hereinbelow in this Section and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Mortgaged Property or any part thereof or interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to tenants of space in the Improvements in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Mortgagor shall be divested of its title to the Mortgaged Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee's sole discretion, then the same shall constitute a default hereunder and Mortgagee shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition to all of the foregoing, such prepayment fee shall also then be immediately due and payable to the same end as though Mortgagor were prepaying the entire Debt on the date of such acceleration. For the purposes of this Section: (i) in the event either Mortgagor or any of its general partners is a corporation or trust, the sale, conveyance, transfer or disposition of more than 25% of the issued and outstanding capital stock of Mortgagor or any of its general partners or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Mortgagor or any of its general partners so that immediately after such issuance the total capital stock then issued and outstanding is more than 110% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Mortgaged Property; and (ii) in the event Mortgagor or any general partner of Mortgagor is a limited or general partnership, a joint venture or a limited liability company, a change in the ownership interests in any general partner, any joint venturer or any member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or member in Mortgagor or such general partner (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Mortgaged Property. Notwithstanding the foregoing, however,
(i) limited partnership interests in Mortgagor or in any general partner of Mortgagor shall be freely transferable without the consent of Mortgagee, and
(ii) any involuntary transfer caused by the death of Mortgagor or any general partner, shareholder, joint venturer, or beneficial owner of a trust shall not be a default under this Mortgage so long as Mortgagor is reconstituted, if required, following such death and so long as those persons responsible for the management of the Mortgaged Property remain unchanged as a result of such death or any replacement management is approved by Lender.

                 (b)      Intentionally Deleted.

                 (c) Notwithstanding the foregoing provisions of this Section, Mortgagee shall consent to a one time sale, conveyance or transfer of the Mortgaged Property in its entirety (hereinafter, "Sale") to any person or entity provided that each of the following terms and conditions are satisfied:

                          (1) No default is then continuing hereunder or under any of the other Loan Documents;

                          (2) Mortgagor gives Mortgagee written notice of the terms of such prospective Sale not less than sixty (60) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Mortgagee all such information concerning the proposed transferee of the Mortgaged Property (hereinafter, "Buyer") as Mortgagee would require in evaluating an initial extension of credit to a borrower and pays to Mortgagee a non-refundable application fee in the amount of $5,000. Mortgagee shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Mortgagee shall consider the Buyer's experience and track record in owning and operating facilities similar to the Mortgaged Property, the Buyer's financial strength, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Mortgagee's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Mortgagee determines to be commercially reasonable in Mortgagee's sole discretion and, if given, may be given subject to such conditions as Mortgagee may deem appropriate;

                          (3) Mortgagor pays Mortgagee, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in connection with the Sale, plus an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note; provided, however, that in the event Buyer is an Affiliate (as hereinafter defined) of Mortgagor, Mortgagor shall not be obligated to pay such assumption fee.

                          (4) The Buyer assumes and agrees to pay the Debt subject to the provisions of Section 4.27 hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Mortgagee may require;

                          (5) Mortgagor and the Buyer execute, without any cost or expense to Mortgagee, new financing statements or financing statement amendments and any additional documents reasonably requested by Mortgagee;

                          (6) Mortgagor delivers to Mortgagee, without any cost or expense to Mortgagee, such endorsements to Mortgagee's title insurance policy, hazard insurance endorsements or certificates and other similar materials as Mortgagee may deem necessary at the time of the Sale, all in form and substance satisfactory to Mortgagee, including, without limitation, an endorsement or endorsements to Mortgagee's title insurance policy insuring the lien of this Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section, with no additional exceptions added to such policy, and insuring that fee simple title to the Mortgaged Property is vested in the Buyer;

                          (7) Mortgagor executes and delivers to Mortgagee, without any cost or expense to Mortgagee, a release of Mortgagee, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Mortgagee and shall be binding upon the Buyer;

                          (8) Subject to the provisions of Section 4.27 hereof, such Sale is not construed so as to relieve Mortgagor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and Mortgagor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of said personal liability; and

                          (9) Such Sale is not construed so as to relieve any current guarantor or indemnitor of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby and each such current guarantor and indemnitor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement, provided that if the Buyer or a party associated with the Buyer approved by Mortgagee in its sole discretion assumes the obligations of the current guarantor or indemnitor under its guaranty or indemnity agreement and the Buyer or such party associated with the Buyer, as applicable, executes, without any cost or expense to Mortgagee, a new guaranty or indemnity agreement in form and substance satisfactory to Mortgagee, then Mortgagee shall release the current guarantor or indemnitor from all obligations arising under its guaranty or indemnity agreement after the closing of such Sale.

                          (10) For purposes of this Section 1.13, "Affiliate shall mean with respect to any specified person or entity, any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or entity. For the purposes of this definition, "control" when, used with respect to any specified person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         1.14 Payment of Utilities, Assessments, Charges, Etc. Mortgagor shall pay, or shall cause Tenant to pay, when due all utility charges which are incurred by Mortgagor or which may become a charge or lien against any portion of the Mortgaged Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

         1.15 Access Privileges and Inspections. Mortgagee and the agents, representatives and employees of Mortgagee shall, subject to the rights of tenants, have full and free access to the Premises and the Improvements and any other location where books and records concerning the Mortgaged Property are kept at all reasonable times for the purposes of inspecting the Mortgaged Property and of examining, copying and making extracts from the books and records of Mortgagor relating to the Mortgaged Property. Mortgagor shall lend assistance to all such agents, representatives and employees of Mortgagee.

         1.16 Waste; Alteration of Improvements. Mortgagor shall not commit, suffer or permit any waste on the Mortgaged Property nor take any actions that might invalidate any insurance carried on the Mortgaged Property. Mortgagor shall maintain the Mortgaged Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Mortgagee. Without the prior written consent of Mortgagee, Mortgagor shall not commence construction of any improvements on the Premises other than improvements required for the maintenance or repair of the Mortgaged Property. Notwithstanding the foregoing, Mortgagor shall make those improvements to the Mortgaged Property, if any, described in Exhibit E hereof in a manner reasonably satisfactory to Mortgagee.

         1.17 Zoning. Without the prior written consent of Mortgagee, Mortgagor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements. Mortgagor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Mortgagor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Mortgaged Property. Mortgagor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Mortgaged Property in full force and effect. Mortgagor shall operate the Mortgaged Property as a first-class hotel for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Mortgagor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Mortgagee. Further, without Mortgagee's prior written consent, Mortgagor shall not file or subject any part of the Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

         1.18 Financial Statements and Books and Records. Mortgagor shall keep accurate books and records of account of the Mortgaged Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Mortgagee and its duly authorized representatives shall have the right to examine, copy and audit Mortgagor's records and books of account at all reasonable times. So long as this Mortgage continues in effect, Mortgagor shall provide to Mortgagee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Mortgagee as being true and correct by Mortgagor or the entity to which they pertain, as applicable, and, with respect to the financial statements and information set forth subsection (c) hereof, audited by an independent certified public accountant, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance acceptable to Mortgagee:

                 (a) copies of all tax returns filed by Mortgagor, within thirty (30) days after the date of filing;


                 (b) quarterly operating statements for the Mortgaged Property, within twenty (20) days after the end of each fiscal quarter of Mortgagor commencing with the first (1st) fiscal quarter following the date hereof which outline financial results for the Mortgaged Property during such period and year-to-date, compared to the previous fiscal year and the annual budget for the Mortgaged Property;

                 (c) annual operating statements for the Mortgaged Property and annual financial statements for Mortgagor, each principal or general partner in Mortgagor, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, within ninety (90) days after the end of each fiscal year;

                 (d) monthly operating statements for the Mortgaged Property within twenty (20) days after the end of each of the first (1st) twelve (12) calendar months following the date hereof;

                 (e) quarterly occupancy statements, including an average daily rate and any and all franchise inspection reports received by Mortgagor during the subject quarter which shall be delivered with the quarterly operating statements required to be delivered pursuant to clause (b) above; and

                 (f) such other information with respect to the Mortgaged Property, Mortgagor, the principals or general partners in Mortgagor, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, which may be requested from time to time by Mortgagee, within a reasonable time after the applicable request.

         If any of the aforementioned materials are not furnished to Mortgagee within the applicable time periods or Mortgagee is dissatisfied with the contents of any of the foregoing, in addition to any other rights and remedies of Mortgagee contained herein, Mortgagee shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Mortgagee, in which event Mortgagor agrees to pay, or to reimburse Mortgagee for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

         1.19 Further Documentation. Mortgagor shall, on the request of Mortgagee and at the expense of Mortgagor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Mortgagee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Mortgagee, upon Mortgagee's request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Mortgagee and in form and substance supplied by Mortgagee, setting forth all amounts due under the Note, stating whether any event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default hereunder, stating whether any offsets or defenses exist against the Debt and containing such other matters as Mortgagee may reasonably require.

         1.20 Payment of Costs; Reimbursement to Mortgagee. Mortgagor shall pay all costs and expenses of every character reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Mortgagor as the owner of the Mortgaged Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys' fees. If Mortgagor defaults in any such payment, which default is not cured within any applicable grace or cure period, Mortgagee may pay the same and Mortgagor shall reimburse Mortgagee on demand for all such costs and expenses incurred or paid by Mortgagee, together with such interest thereon at the Default Interest Rate from and after the date of Mortgagee's making such payment until reimbursement thereof by Mortgagor. Any such sums disbursed by Mortgagee, together with such interest thereon, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Further, Mortgagor shall promptly notify Mortgagee in writing of any litigation or threatened litigation affecting the Mortgaged Property, or any other demand or claim which, if enforced, could impair or threaten to impair Mortgagee's security hereunder. Without limiting or waiving any other rights and remedies of Mortgagee hereunder, if Mortgagor fails to perform any of its covenants or agreements contained in this Mortgage or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Mortgagee's interest in the Mortgaged Property or Mortgagee's right to enforce its security, then Mortgagee may, at it option, with or without notice to Mortgagor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Mortgage or to remedy the failure of Mortgagor to perform its covenants and agreements (without, however, waiving any default of Mortgagor). Mortgagor agrees to pay on demand all expenses of Mortgagee incurred with respect to the foregoing (including, but not limited to, fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Mortgagee incurs such expenses until reimbursement thereof by Mortgagor. Any such expenses so incurred by Mortgagee, together with interest thereon as provided above, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be determined by Mortgagee in its discretion. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Mortgagor hereby acknowledges and agrees that the remedies set forth in this Section 1.20 shall be exercisable by Mortgagee, and any and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Mortgagee after the filing by Mortgagor of a voluntary case or the filing against Mortgagor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Mortgagor, Mortgagee, any guarantor or indemnitor, the Debt or any of the Loan Documents. Mortgagor hereby indemnifies and holds Mortgagee harmless from and against all loss, cost and expenses with respect to any default hereof, any liens (i.e., judgments, mechanics' and materialmen's liens, or otherwise), charges and encumbrances filed against the Mortgaged Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except those that are due to Mortgagee's gross negligence or willful misconduct, including, in any case, reasonable attorneys' fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Mortgagee to incur any expenses, make any appearances or take any actions.

         1.21 Security Interest. This Mortgage is also intended to encumber and create a security interest in, and Mortgagor hereby grants to Mortgagee a security interest in all sums on deposit with Mortgagee pursuant to the provisions of Section 1.6 and Section 1.8 hereof or any other Section hereof and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Mortgaged Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the "Collateral"), whether or not the same shall be attached to the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Mortgagor's leasehold interest in any of the foregoing property which is leased by Mortgagor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Mortgagor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Mortgagee. Mortgagor shall, from time to time upon the request of Mortgagee, supply Mortgagee with a current inventory of all of the property in which Mortgagee is granted a security interest hereunder, in such detail as Mortgagee may require. Mortgagor shall promptly replace all of the Collateral subject to the lien or security interest of this Mortgage when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Mortgagee, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Mortgage except such as is replaced by an article of equal suitability and value as above provided, owned by Mortgagor free and clear of any lien or security interest except that created by this Mortgage and the other Loan Documents. All of the Collateral shall be kept at the location of the Premises except as otherwise required by the terms of the Loan Documents. Mortgagor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

         1.22 Security Agreement. This Mortgage constitutes a security agreement between Mortgagor and Mortgagee with respect to the Collateral in which Mortgagee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Mortgagee hereunder, Mortgagee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Mortgagee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Except with respect to Rents to the extent specifically provided herein to the contrary, Mortgagee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Mortgaged Property, and Mortgagor shall promptly deliver the same to Mortgagee, endorsed to Mortgagee, without further notice from Mortgagee. Mortgagor agrees to furnish Mortgagee with notice of any change in the name, identity, corporate structure, residence, or principal place of business or mailing address of Mortgagor within ten (10) days of the effective date of any such change. Upon the occurrence of any default hereunder not cured within any applicable grace or cure period, Mortgagee shall have the rights and remedies as prescribed in this Mortgage, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Mortgagee's election. Any disposition of the Collateral may be conducted by an employee or agent of Mortgagee. Any person, including both Mortgagor and Mortgagee, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Mortgagee's reasonable attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagee shall have the right to enter upon the Premises and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Mortgagor, upon demand of Mortgagee, shall assemble such property and make it available to Mortgagee at the Premises, or at a place which is hereby deemed to be reasonably convenient to Mortgagee and Mortgagor. If notice is required by law, Mortgagee shall give Mortgagor at least ten (10) days' prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Mortgaged Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Mortgagee pursuant to any applicable Uniform Commercial Code:

                 (a) In the event of a foreclosure sale, the Mortgaged Property may, at the option of Mortgagee, be sold as a whole; and

                 (b) It shall not be necessary that Mortgagee take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

                 (c) Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

The name and address of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

                         CROSSHOST, INC.
                         14800 Quorum Drive, Suite 510
                         Dallas, Texas 75240

The name and address of Mortgagee (as Secured Party under any applicable Uniform Commercial Code) are:

                         CS FIRST BOSTON MORTGAGE CAPITAL CORP.
                         55 East 52nd Street
                         New York, New York 10055-0186

         1.23 Easements and Rights-of-Way. Mortgagor shall not grant any easement or right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Mortgagee. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or right-of-way. If Mortgagee consents to the grant of an easement or right-of-way, Mortgagee agrees to grant such consent without charge to Mortgagor other than expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in the review of Mortgagor's request and in the preparation of documents effecting the subordination.

         1.24 Compliance with Laws. Mortgagor shall at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Mortgaged Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Mortgaged Property; provided, however, that, Mortgagor may, upon providing Mortgagee with security satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Mortgaged Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Mortgagor shall not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any lease of or any other agreement applicable to the Mortgaged Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

         1.25 Additional Taxes. In the event of the enactment after this date of any law of the state in which the Mortgaged Property is located or of any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxing any lien or security interest thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust, mortgages or security agreements or debts secured by deeds of trust, mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage or the Debt or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (a) it might be unlawful to require Mortgagor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice.

         1.26 Secured Indebtedness. It is understood and agreed that this Mortgage shall secure payment of not only the Debt but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Mortgagee, or otherwise, made for any purpose, within twenty (20) years from the date hereof, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage.

         1.27 Mortgagor's Waivers. To the full extent permitted by law, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Mortgaged Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Mortgaged Property so sold. Mortgagor, for Mortgagor and Mortgagor's successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshalling of the assets of Mortgagor, including the Mortgaged Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Mortgaged Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Mortgaged Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Mortgaged Property, for the collection of the Debt without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Debt out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. Furthermore, Mortgagor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the Debt to the fullest extent permitted by law. Mortgagor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Mortgagor, Mortgagor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights of Mortgagee against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.





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
         1.28    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                 (a) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (I) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS MORTGAGE OR ANY OTHER OF THE LOAN DOCUMENTS, (II) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (III) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (IV) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). MORTGAGOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 4.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

                 (b) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

         1.29 Contractual Statute of Limitations. Mortgagor hereby agrees that any claim or cause of action by Mortgagor against Mortgagee, or any of Mortgagee's directors, officers, employees, agents, accountants or attorneys, based upon, arising from or relating to the Debt, or any other matter, cause or thing whatsoever, whether or not relating thereto, occurred, done, omitted or suffered to be done by Mortgagee or by Mortgagee's directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Mortgagor by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one (1) year after Mortgagor first acquires or reasonably should have acquired knowledge of the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and compliant on an officer of Mortgagee or any other person authorized to accept service of process on behalf of Mortgagee, within thirty (30) days thereafter. Mortgagor agrees that such one (1) year period of time is reasonable and sufficient time for a borrower to investigate and act upon any such claim or cause of action. The one (1) year period provided herein shall not be waived, tolled or extended except by the specific written agreement of Mortgagee. This provision shall survive any termination of this Mortgage or any of the other Loan Documents.

         1.30 Management. The management of the Mortgaged Property shall be by: (a) Mortgagor or an entity affiliated with Mortgagor approved by Mortgagee for so long as Mortgagor or said affiliated entity is managing the Mortgaged Property in a first class manner; (b) a professional property management company approved by Mortgagee; or (c) Tenant pursuant to the terms of the Crossroads Lease. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Mortgagee. In the event of default hereunder or under any management contract then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate, such management contract upon thirty (30) days' notice and to retain, or to direct Mortgagor to retain, a new management agent approved by Mortgagee. All Rents generated by or derived from the Mortgaged Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Mortgaged Property, including, without limitation, current expenses relating to Mortgagor's liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents generated by or derived from the Mortgaged Property shall be diverted by Mortgagor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Mortgaged Property have been fully paid and satisfied.

         1.31    Hazardous Waste and Other Substances.

                 (a) Mortgagor hereby represents and warrants to Mortgagee that, as of the date hereof: (i) to the best of Mortgagor's knowledge, information and belief, the Mortgaged Property is not in direct or indirect violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up (collectively, "Environmental Statutes"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq. and 40 CFR Section 302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), The Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq. and 40 CFR
Section 116.1 et seq.), and the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), and the regulations promulgated pursuant to said laws, all as amended; (ii) no





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
hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Statutes (collectively, "Hazardous Materials") are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Mortgaged Property (including underground contamination), except for those substances used by Mortgagor in the ordinary course of its business and in compliance with all Environmental Statutes; (iii) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Materials;
(iv) there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Materials on the Mortgaged Property; (v) Mortgagor has received no notice of, and to the best of Mortgagor's knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Statutes with respect to any condition, use or operation of the Mortgaged Property, nor does Mortgagor know of any basis for such a claim; and (vi) Mortgagor has received no notice of and, to the best of Mortgagor's knowledge and belief, there has been no claim by any party that any use, operation or condition of the Mortgaged Property has caused any nuisance or any other liability or adverse condition on any other property, nor does Mortgagor know of any basis for such a claim.

                 (b) Mortgagor shall keep or cause the Mortgaged Property to be kept free from Hazardous Materials (except those substances used by Mortgagor in the ordinary course of its business and in compliance with all Environmental Statutes) and in compliance with all Environmental Statutes, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Materials by all tenants of space in the Improvements, and, without limiting the generality of the foregoing, during the term of this Mortgage, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.

                 (c) Mortgagor shall promptly notify Mortgagee if Mortgagor shall become aware of the possible existence of any Hazardous Materials on the Mortgaged Property or if Mortgagor shall become aware that the Mortgaged Property is or may be in direct or indirect violation of any Environmental Statutes. Further, immediately upon receipt of the same, Mortgagor shall deliver to Mortgagee copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instru-ments pertaining to the actual, alleged or potential presence or existence of any Hazardous Materials at, on, about, under, within, near or in connection with the Mortgaged Property. Mortgagor shall, promptly and when and as required by Mortgagee, at Mortgagor's sole cost and expense, take all actions as shall be necessary or advisable, in Mortgagee's discretion, for the clean-up of any and all portions of the Mortgaged Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Statutes (and in all events in a manner satisfactory to Mortgagee) and shall further pay or cause to be paid, at no expense to Mortgagee, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Mortgaged Property. In the event Mortgagor fails to do so, Mortgagee may, but shall not be obligated to, cause the Mortgaged Property or other affected property to be freed from any Hazardous Materials or otherwise brought into conformance with Environmental Statutes and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagor hereby grants to Mortgagee and its agents and employees access to the Mortgaged Property and a license to remove any items deemed by Mortgagee to be Hazardous Materials and to do all things Mortgagee shall deem necessary to bring the Mortgaged Property in conformance with Environmental Statutes. Mortgagor covenants and agrees, at Mortgagor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Mortgagee), and hold Mortgagee harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Mortgaged Property, and arising directly or indirectly from or out of: (i) the presence, release or threat of release of any Hazardous Materials on, in, under or affecting all or any portion of the Mortgaged Property or any surrounding areas, regardless of whether or not caused by or within the control of Mortgagor; (ii) the violation of any Environmental Statutes relating to or affecting the Mortgaged Property, whether or not caused by or within the control of Mortgagor; (iii) the failure by Mortgagor to comply fully with the terms and conditions of this Section 1.31; (iv) the breach of any representation or warranty contained in this Section 1.31; or (v) the enforcement of this Section 1.31, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Mortgaged Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Materials on, in, under or affecting any portion of the Mortgaged Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Statutes in connection with all or any portion of the Mortgaged Property or any surrounding areas. The indemnity set forth in this Section 1.31(c) shall also include any diminution in the value of the security afforded by the Mortgaged Property or any future reduction in the sales price of the Mortgaged Property by reason of any matter set forth in this Section 1.31(c). Mortgagee's rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Mortgagee under this Mortgage, the Note and the other Loan Documents.

                 (d) Upon Mortgagee's request, at any time after the occurrence of a default hereunder or at such other time as Mortgagee has reasonable grounds to believe that Hazardous Materials are or have been released, stored or disposed of on the Mortgaged Property, or on property contiguous with the Mortgaged Property, or that the Mortgaged Property may be in violation of the Environmental Statutes, Mortgagor shall provide, at Mortgagor's sole cost and expense, an inspection or audit of the Mortgaged Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Mortgagee indicating the presence or absence of Hazardous Materials on the Mortgaged Property or an inspection or audit of the Improvements prepared by an engineering or consulting firm approved by Mortgagee indicating the presence or absence of friable asbestos or substances containing asbestos on the Mortgaged Property. If Mortgagor fails to provide such inspection or audit within thirty (30) days after such request, Mortgagee may order the same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

                 (e) Without limiting the foregoing, Mortgagor shall establish and comply with an operations and maintenance program, in form and substance acceptable to Mortgagee, for the Mortgaged Property prepared by an environmental consultant acceptable to

Mortgagee, which program shall address any Hazardous Materials that may now or in the future be detected on the Mortgaged Property. Without limiting the generality of the preceding sentence, Mortgagee may require (i) periodic notices or reports to Mortgagee in form, substance and at such intervals as Mortgagee may specify, (ii) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (iii) at Mortgagor's sole expense, supplemental examination of the Mortgaged Property by consultants specified by Mortgagee, and (iv) variation of the operations and maintenance program in response to the reports provided by any such consultants.

         1.32    Indemnification; Subrogation.

                 (a) Mortgagor shall indemnify, defend and hold Mortgagee harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Mortgagee's reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee in connection with the Debt, this Mortgage, the Mortgaged Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Mortgagee by reason of Mortgagee's willful misconduct or gross negligence.

                 (b) If Mortgagee is made a party defendant to any litigation or any claim is threatened or brought against Mortgagee concerning the Debt, this Mortgage, the Mortgaged Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Mortgagee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee its reasonable attorneys' fees (together with reasonable appellate counsel, fees, if any) and expenses. The right to such attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay Lender reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to "attorneys" in this Subsection and elsewhere in this Mortgage shall include, without limitation, any attorney or law firm engaged by Mortgagee and Mortgagee's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Mortgage shall include, without limitation, any fees of such attorney or law firm and any allocation charges and allocation costs of Mortgagee's in-house counsel.

                 (c) A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

         1.33 Covenants with Respect to Indebtedness, Operations, Fundamental Changes of Mortgagor. Mortgagor hereby represents, warrants and covenants as of the date hereof and until such time as the Debt is paid in full, that Mortgagor:

                 (a) will not dissolve or terminate or materially amend the terms of its certificate of incorporation, partnership agreement or operating agreement;

                 (b) will not enter into any transaction of merger or consolidation, or liquidate or dissolve (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

                 (c) has not and will not guarantee or otherwise become liable on or in connection with any obligation of any other person or entity;

                 (d) does not own and will not own any encumbered asset other than (i) the Mortgaged Property or Cross-collateralized Properties, and
(ii) incidental personal property necessary for the operation of the Mortgaged Property or Cross-collateralized Properties;

                 (e) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Mortgaged Property or Cross-collateralized Mortgage Properties;

                 (f) will not enter into any contract or agreement with any general partner, principal, affiliate or member of Mortgagor, as applicable, or any affiliate of any general partner, principal or member of Mortgagor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

                 (g) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, and (ii) affiliate advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the Mortgaged Property; no other debt may be secured (senior, subordinate or pari passu) by the Mortgaged Property;

                 (h) has not made and will not make any loans or advances to any third party (including any affiliate);

                 (i) is and will be solvent and pay its debts from its assets as the same shall become due;

                 (j) has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any partner, limited or general, member or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation or by-laws, articles of organization, as applicable, in a manner which adversely affects Mortgagor's existence as a single purpose entity;

                 (k) will conduct and operate its business as presently conducted and operated;

                 (l) will maintain books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners and members;

                 (m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate general partner, or member, as applicable, or any affiliate of any general partner or member of Mortgagor, as applicable);

                 (n)      will file its own tax returns;

                 (o) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                 (p) will not seek the dissolution or winding up, in whole or in part, of Mortgagor;

                 (q) will not commingle the funds and other assets of Mortgagor with those of any general partner, member, affiliate, principal or any other person;

                 (r) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person; and

                 (s) does not and will not hold itself out to be responsible for the debts or obligations of any other person.

         1.34    INTENTIONALLY OMITTED.

         1.35 Repayment Fee. Borrower shall pay to Lender a repayment fee (the "Repayment Fee") of (a) one percent (1%) of the amount due under the Note if any Cross-collateralized Property is, individually or collectively, refinanced with an entity other than Mortgagee. Such fee shall not be payable to Mortgagee in the event that all or a portion of the amount due under the
Note is repaid with the proceeds of an initial public offering or other equity placement (including the sale of a Cross-collateralized Property).

         1.36 Release of Mortgaged Property. If Mortgagor makes a prepayment pursuant to the terms of the Note or if Mortgagee applies proceeds from condemnation or casualty from the Mortgaged Property ("Loss Proceeds") towards the repayment of the Debt, Mortgagee shall, promptly upon satisfaction of all the following terms and conditions execute, acknowledge and deliver to Mortgagor a release of this Mortgage (a "Release") in recordable form with respect to the Mortgaged Property provided that:

                 (a) Mortgagee shall have received on the date proposed for such prepayment (the "Prepayment Date") an amount equal to the sum of one hundred percent (125%) of the Allocated Loan Amount (the "Release Price");

                 (b) In the event of a prepayment pursuant to the terms of the Note (except for prepayments which are made contemporaneously with the application of Loss Proceeds towards the payment of the Debt where such Loss Proceeds constitute at least fifty percent (50%) of the Release Price), Mortgagee shall have received from Mortgagor evidence in form and substance satisfactory to Mortgagee that: (i) the pro forma Aggregate Debt Service Coverage of all

Cross-collateralized Properties immediately following the Release is at least equal to the greater of (A) Aggregate Debt Service Coverage immediately prior to effecting such Release or (B) the Aggregate Debt Service Coverage as of the date of this Mortgage and; (ii) the ratio of the Debt following the prepayment to the fair market value of all of the Cross- Collateralized Properties immediately following the Release does not exceed the lesser of (A) the ratio in effect immediately prior to such prepayment and Release or (B) the ratio in effect as of the date of this Mortgage, all accompanied by an Officer's Certificate stating that the statements, calculations and information comprising such evidence are true, correct and complete in all respects; and

                 (c) Mortgagor shall, at its sole expense, prepare any and all documents and instruments necessary to effect the Release, all of which shall be subject to the reasonable approval of Mortgagee, and Mortgagor shall pay all costs reasonably incurred by Mortgagee (including, but not limited to, reasonable attorneys' fees and disbursements, title search costs or endorsement premiums) in connection with the review, execution and delivery of the Release.

         For purposes of this Mortgage, Allocated Loan Amount shall mean amount set forth on Exhibit C herein. "Aggregate Debt Service Coverage" shall mean the quotient obtained by dividing the aggregate Net Operating Income for all of the Cross-collateralized Properties for the specified period by the aggregate payments of interest and principal (not including the amount of principal payable upon Maturity) due for such specified period under the Note (determined as of the date the calculation of Aggregate Debt Service Coverage is required or requested hereunder). "Net Operating Income" shall mean Operating Income (as hereinafter defined) less Operating Expenses (as hereinafter defined). "Operating Expenses" shall mean, in accordance with generally accepted accounting principles consistently applied in the United States of America ("GAAP"), all expenses paid or incurred and directly attributable to the operation, repair and/or maintenance of the Mortgaged Property and the Cross-collateralized Property including, without limitation, any expenses for reimbursements received, taxes and impositions, insurance premiums, costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Improvements and management and franchise fees (which fees shall in no event be deemed to be less than an amount equal to eight percent (8%) of Operating Income (as defined herein)). Operating Expenses shall not include interest, principal and premium if any, due under the Note or otherwise in connection with the Debt income taxes, costs of improvements or repairs which may be capitalized in accordance with GAAP, or any non-cash charge or expense such as depreciation. "Operating Income" shall mean, in accordance with GAAP, all revenue derived or accrued from all sources by Mortgagor arising from the Mortgaged Property and the Cross-collateralized Property including, without limitation, rental revenues (whether denominated as basic rent, otherwise and including only that which is actually due and payable in such fiscal year portion thereof) and other fees and charges payable pursuant to Leases or otherwise in connection with the Mortgaged Property, and rent insurance proceeds, in each case as determined in accordance with GAAP. Operating Income shall not include (a) insurance proceeds (other than proceeds of business interruption or other similar insurance allocable to the applicable period) and condemnation awards (other than awards arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such proceeds or awards, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to Mortgagor or an affiliate of Mortgagor, (e) any type of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) Rents paid by or on behalf of any lessee under a Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Lease has been affirmed by the trustee in such proceeding or action, or (h) Rents paid by or on behalf of any lessee under a Lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof. "Debt Service Coverage" shall mean the quotient obtained by dividing Net Operating Income for the specified period by the sum of the (a) aggregate payments of interest, and principal (not including the amount of principal payable upon maturity) due for such specified period under the Note with respect to the Allocated Loan Amount for the applicable Cross- collateralized Borrower (determined as of the date the calculation of Debt Service Coverage is required or requested hereunder) and (b) aggregate payments of interest, principal and all other sums due for such specified period pursuant to the terms of subordinate financing, if any, then affecting the Cross-collateralized Property of such Cross- collateralized Borrower or, if the Debt Service Coverage is being calculated in connection with a request for consent to any subordinate financing, then proposed. "Cross-collateralized Borrower" shall mean each person or entity which has executed the Note secured by this Mortgage. "Cross-collateralized Mortgage" shall mean each mortgage, deed of trust, deed to secure debt, security agreement, assignment of rents and fixture filings as originally executed or as same may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental thereto granted by a Cross-collateralized Borrower to Mortgagee as security for the Note. "Cross-collateralized Property" shall mean each parcel or parcels of real property encumbered by a Cross-collateralized Mortgage as identified on Exhibit B attached hereto and made a part hereof.


                                   ARTICLE II
                               EVENTS OF DEFAULT

         2.1 Events of Default. The occurrence of any of the following events shall be an Event of Default hereunder:

                 (a) Mortgagor fails to punctually perform any covenant, agreement, obligation, term or condition hereof which requires payment of any money to Mortgagee (except those regarding payments to be made under the Note, which failure is subject to any grace periods set forth in the Note).

                 (b)      Mortgagor fails to provide insurance as required by
Section 1.4 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Section 1.15, Section 1.31, Section 4.32 or
Section 4.33 hereof.

                 (c) Mortgagor fails to perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 2.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Mortgagee to Mortgagor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

                 (d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Mortgagee by Mortgagor, by any principal or general partner in Mortgagor or by any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby is determined by Mortgagee to have been false or misleading in any material respect at the time made.

                 (e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Mortgaged Property, Mortgagor or its general partners, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

                 (f) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

                 (g) Mortgagor, any principal or general partner in Mortgagor or any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Mortgagor, for any such principal or general partner of Mortgagor or for any such indemnitor or guarantor or for a substantial part of the assets of Mortgagor, of any such principal or general partner of Mortgagor or of any such indemnitor or guarantor, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

                 (h) A petition is filed or any case, proceeding or other action is commenced against Mortgagor, against any principal or general partner of Mortgagor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Mortgagor, against any principal or general partner of Mortgagor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Mortgagor, of any such principal or general partner of Mortgagor or of any such indemnitor or guarantor, a receiver, trustee, custodian or similar officer for Mortgagor, for any such principal or general partner of Mortgagor or for any such indemnitor or guarantor, or for any substantial part of any of the properties of Mortgagor, of any such principal or general partner of Mortgagor or of any such indemnitor or guarantor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

                 (i) The Mortgaged Property or any part thereof shall be taken on execution or other process of law in any action against Mortgagor.

                 (j) Mortgagor abandons all or a portion of the Mortgaged Property.

                 (k) The holder of any lien or security interest on the Mortgaged Property (without implying the consent of Mortgagee to the existence or creation of any such lien or security interest), whether superior or subordinate to this Mortgage or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

                 (l) The Mortgaged Property, or any part thereof, is subjected to actual or threatened (in writing) waste or to removal, demolition or material alteration so that the value of the Mortgaged Property is materially diminished thereby and Mortgagee determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associated therewith.

                 (m) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Mortgagor, any of its principals or any general partner.

                 (n) A default beyond applicable notice and grace periods shall occur under any of the mortgages or deeds of trust encumbering the Cross-collateralized Property.

                 (o) Mortgagor shall fail to maintain the Required Debt Service Coverage set forth in Section 1.8 hereof.

                 (p)      Mortgagor shall fail to cooperate pursuant to Section
4.33 hereof, including, without limitation, the failure to deliver any opinions of counsel required therein, within fourteen (14) days of request for same by Mortgagee.

                 (q) Mortgagor shall fail to make improvements to the Mortgaged Property as set forth in Section 1.16 hereof.

                                  ARTICLE III
                                    REMEDIES

         3.1 Remedies Available. If there shall occur a default under this Mortgage, and such default has not been cured within any applicable grace or cure period, then this Mortgage is subject to foreclosure as provided by law and Mortgagee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

                 (a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Mortgagor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

                 (b) Entry on the Mortgaged Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Mortgagee's judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Mortgaged Property, to increase the income therefrom, to manage and operate the Mortgaged Property or to protect the security hereof, and all sums expended by Mortgagee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

                 (c) Collect Rents. With or without taking possession of the Mortgaged Property, sue or otherwise collect the Rents, including those past due and unpaid.

                 (d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Mortgaged Property, as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Mortgaged Property for the repayment of the Debt or the solvency of Mortgagor or any person or persons liable for the payment of the Debt, and Mortgagor does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Mortgagee, but nothing herein is to be construed to deprive Mortgagee of any other right, remedy or privilege Mortgagee may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee





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
by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Mortgagee to receive payment of the Rents pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Mortgaged Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Mortgagee, continue until full payment of all of the Debt or until title to the Mortgaged Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

                 (e) Foreclosure. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions with respect to any of the Debt, pursuant to the statutes in such case made and provided, and sell the Mortgaged Property or cause the Mortgaged Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee.

                          (1) In the event foreclosure proceedings are instituted by Mortgagee, all expenses incident to such proceedings, including, but not limited to, attorneys' fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys' fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Mortgaged Property or any part thereof.

                 (f) Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by Mortgagee, upon written request of Mortgagee, to enforce the payment of the Debt or the other obligations of Mortgagor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to the Mortgagee with respect to the Loan Documents.

Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of the Mortgagee.

                 (g) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

         3.2 Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Mortgage, together with any other sums which then may be held by Mortgagee under this Mortgage or under any other of the Loan Documents, shall be applied, to the extent funds are so available, to the following items in such order as Mortgagee in its discretion may determine:

                 (a) To payment of the reasonable costs, expenses and fees of taking possession of the Mortgaged Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee's right and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

                 (b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

                 (c) To payment of the Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

                 (d) The remainder, if any, of such funds shall be disbursed to Mortgagor or to the person or persons legally entitled thereto.

         3.3 Right and Authority of Receiver or Mortgagee in the Event of Default; Power of Attorney. Upon the occurrence of a default hereunder, which default is not cured within any applicable grace or cure period, and entry upon the Mortgaged Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Mortgagee's or the receiver's sole discretion, all at Mortgagor's expense, Mortgagee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Mortgaged Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Mortgaged Property; (c) exclude Mortgagor and its agents, servants and employees wholly from the Mortgaged Property; (d) manage and operate the Mortgaged Property; (e) preserve and maintain the Mortgaged Property; (f) make repairs and alterations to the Mortgaged Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Mortgagee may in its sole discretion deem appropriate or desirable to place the Mortgaged Property in such condition as will, in Mortgagee's sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Mortgaged Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Mortgaged Property under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Mortgagee as attorney-in-fact and agent of Mortgagor or in its own name as Mortgagee, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents from the Mortgaged Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents, payments, income or proceeds in the name of Mortgagor or Mortgagee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Mortgagee by this Mortgage; and
(r) do any acts which Mortgagee in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Mortgage. This Mortgage shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Mortgagor or Mortgagee, at the request of Mortgagee, to pay all amounts owing under any lease, contract, concession, license or other agreement to Mortgagee without proof of the default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Mortgagor in so doing) any request, notice or demand by Mortgagee for the payment to Mortgagee of any Rents or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any default under this Mortgage or under any of the other Loan Documents has actually occurred or is then existing. Mortgagor hereby constitutes and appoints Mortgagee, its assignees, successors, transferees and nominees, as Mortgagor's true and lawful attorney-in-fact and agent, with full power of substitution in the Mortgaged Property, in Mortgagor's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any portion of the Debt is outstanding. Any money advanced by Mortgagee in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Mortgagee until actually paid by Mortgagor, shall be a demand obligation owing by Mortgagor to Mortgagee and shall be secured by this Mortgage and by every other instrument securing the Debt.

         3.4 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor's representatives, successors or assigns, or any other persons claiming any interest in the Mortgaged Property by, through or under Mortgagor (except tenants of space in the Improvements subject to leases entered into prior to the date hereof), are occupying or using the Mortgaged Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Mortgaged Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Mortgaged Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Mortgaged Property in the appropriate court of the county in which the Premises is located.

         3.5 Notice to Account Debtors. Mortgagee may, at any time after a default hereunder, which default is not cured within any applicable grace or cure period, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Mortgagor included in the Mortgaged Property to pay Mortgagee directly. Mortgagor shall at any time or from time to time upon the request of Mortgagee provide to Mortgagee a current list of all such account debtors and obligors and their addresses.

         3.6 Cumulative Remedies. All remedies contained in this Mortgage are cumulative and Mortgagee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Mortgagee and may be exercised in any order and as often as occasion therefor shall arise. No act of Mortgagee shall be construed as an election to proceed under any particular provisions of this Mortgage to the exclusion of any other provision of this Mortgage or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Mortgagee. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage shall be construed to be a waiver of that right or remedy or of any default hereunder. Mortgagee may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

         3.7 Payment of Expenses. Mortgagor shall pay on demand all of Mortgagee's expenses incurred in any efforts to enforce any terms of this Mortgage, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Mortgagee until actually paid by Mortgagor at the Default Interest Rate, and the same shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt evidenced by the Note.

                                   ARTICLE IV
                       MISCELLANEOUS TERMS AND CONDITIONS

         4.1 Time of Essence. Time is of the essence with respect to all provisions of this Mortgage.

         4.2 Release of Mortgage. If all of the Debt be paid, then and in that event only, all rights under this Mortgage, except for those provisions hereof which by their terms survive, shall terminate and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Mortgagee in due form at Mortgagor's cost. No release of this Mortgage or the lien hereof shall be valid unless executed by Mortgagee.

         4.3 Certain Rights of Mortgagee. Without affecting Mortgagor's liability for the payment of any of the Debt, Mortgagee may from time to time and without notice to Mortgagor: (a) release any person liable for the payment of the Debt; (b) extend or modify the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) recover any part of the Mortgaged Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Mortgage or any agreement subordinating the lien hereof.

         4.4 Waiver of Certain Defenses. No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

         4.5 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Mortgage or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         4.6 Successors and Assigns. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Mortgagor and the successors and assigns of Mortgagor, including all successors in interest of Mortgagor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Mortgage to Mortgagor or Mortgagee shall be deemed to include all such parties' successors and assigns, and the term "Mortgagee" as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the Debt. If

Mortgagor consists of more than one person or entity, each is jointly and severally liable to perform the obligations of Mortgagor hereunder and all representations, warranties, covenants and agreements made by Mortgagor hereunder are joint and several.

         4.7 Severability. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

         4.8 Gender. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

         4.9 Waiver; Discontinuance of Proceedings. Mortgagee may waive any single default by Mortgagor hereunder without waiving any other prior or subsequent default. Mortgagee may remedy any default by Mortgagor hereunder without waiving the default remedied. Neither the failure by Mortgagee to exercise, nor the delay by Mortgagee in exercising, any right, power or remedy upon any default by Mortgagor hereunder shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the same had never been invoked.





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
         4.10 Section Headings. The headings of the sections and paragraphs of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

         4.11 GOVERNING LAW. THIS MORTGAGE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING; AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN MORTGAGED PROPERTY LOCATED IN SUCH STATE.

         4.12 Counting of Days. The term "days" when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term "business day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

         4.13 Relationship of the Parties. The relationship between Mortgagor and Mortgagee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

         4.14 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

         4.15 Unsecured Portion of Indebtedness. If any part of the Debt cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

         4.16 Cross Default. A default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Loan Documents.





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
         4.17 Interest After Sale. In the event the Mortgaged Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the State of in which the Premises is located), bear interest at the Default Interest Rate.

         4.18 Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions selected to control by Mortgagee in its sole subjective discretion shall be controlling.

         4.19 Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

         4.20 No Merger. It is the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Mortgaged Property. It is hereby understood and agreed that should Mortgagee acquire any additional or other interests in or to the Mortgaged Property or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in such other or additional interests in or to the Mortgaged Property, toward the end that this Mortgage may be foreclosed as if owned by a stranger to said other or additional interests.

         4.21 Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Mortgaged Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

         4.22 Mortgagee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the principals or general partners in Mortgagor, or their





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
respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

         4.23 Fixture Filing. This Mortgage shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the Real Estate Records of the county where the Mortgaged Property is situated. The mailing address of Mortgagor and the address of Mortgagee from which information concerning the security interests may be obtained are set forth in Section 1.22 above.

         4.24 After-Acquired Mortgaged Property. All property acquired by Mortgagor after the date of this Mortgage which by the terms of this Mortgage shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Mortgagor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Mortgage. Nevertheless, Mortgagor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Mortgagee shall require for accomplishing the purposes of this Mortgage.

         4.25 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Mortgagee.

         4.26 Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Mortgage may be detached from any counterpart of this Mortgage without impairing the legal effect of any signatures thereon and may be attached to another counterpart





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
of this Mortgage identical in form hereto but having attached to it one or more additional signature pages.

         4.27 Personal Liability. Notwithstanding anything to the contrary contained in this Mortgage, the liability of Mortgagor and its general partners for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 3.6 of the Note.

         4.28 Recording and Filing. Mortgagor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Mortgagor shall reimburse Mortgagee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Mortgaged Property.

         4.29 Entire Agreement and Modifications. This Mortgage and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Mortgage and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         4.30 Maximum Interest. The provisions of this Mortgage and of all agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Mortgagee for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Mortgagor and Mortgagee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Mortgagee shall ever receive anything of value deemed Interest by applicable law in





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excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or at the option of Mortgagee be paid over to Mortgagor, and not to the payment of Interest.
All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This paragraph will control all agreements between Mortgagor and Mortgagee.

         4.31    INTENTIONALLY OMITTED.

         4.32 Franchise Agreements. The Improvements shall be operated under the terms and conditions of that certain franchise agreement more particularly described in Exhibit D hereto (hereinafter, together with any renewals or replacements thereof, being referred to as the "Franchise Agreement"). Mortgagor shall (a) pay all sums required to be paid by Mortgagor under the Franchise Agreement, (b) diligently perform and observe all of the terms, covenants and conditions of the Franchise Agreement on the part of Mortgagor to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Mortgagor under the Franchise Agreement, and (c) promptly notify Mortgagee of the giving of any notice to Mortgagor of any default by Mortgagor in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement on the part of Mortgagor to be performed and observed and deliver to Mortgagee a true copy of each such notice. Mortgagor shall not, without the prior consent of the Mortgagee, surrender the Franchise Agreement or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement, in any respect, either orally or in writing, and Mortgagor hereby assigns to Mortgagee as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Mortgage, all the rights, privileges and prerogatives of Mortgagor to surrender the Franchise Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement in any respect, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement without the prior written consent of Mortgagee shall be void and of no force and effect. If Mortgagor shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement on the part of Mortgagor to be performed or observed, then, without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing Mortgagor from any of its obligations hereunder, Mortgagee shall





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
have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Mortgagor to be performed or observed to be promptly performed or observed on behalf of Mortgagor, to the end that the rights of Mortgagor in, to and under the Franchise Agreement shall be kept unimpaired and free from default. Mortgagee and any person designated by Mortgagee shall have, and are hereby granted, the right to enter upon the Mortgaged Property at any time and from time to time for the purpose of taking any such action. If the franchisor under the Franchise Agreement shall deliver to Mortgagee a copy of any notice sent to Mortgagor of default under the Franchise Agreement, such notice shall constitute full protection to Mortgagee for any action taken or omitted to be taken by Mortgagee in good faith, in reliance thereon. Mortgagor shall, from time to time, use its best efforts to obtain from the franchisor under the Franchise Agreement such certificates of estoppel with respect to compliance by Mortgagor with the terms of the Franchise Agreement as may be requested by Mortgagee. Mortgagor shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Mortgagee made at any time within one (1) year of the last day upon which any such option may be exercised, and Mortgagor hereby expressly authorizes and appoints Mortgagor its attorney-in-fact to exercise any such option in the name of and upon behalf of Mortgagor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

         4.33 Cooperation. (a) Mortgagor acknowledges that Mortgagee and its successors and assigns may (i) sell this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the loan (the "Loan") secured by this Mortgage to one or more investors, (iii) deposit this Mortgage, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter referred to as "Secondary Market Transactions"). Mortgagor shall cooperate in good faith with Mortgagee in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by any rating agency involved in any Secondary Market Transaction (the "Rating Agency") including, without limitation, all structural or other changes to the Loan, modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel acceptable to the rating agency and addressing such matters as the rating agency may require; provided, however, that the Mortgagor shall not be required to modify any documents evidencing or securing the Loan which would modify (i) the interest rate payable under the Note, (ii) the stated maturity of the Note, (iii) the amortization of principal of the Note, or (iv) any other material economic term of





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
the Note. Mortgagor shall provide such information and documents relating to Mortgagor, the Mortgaged Property and any tenants of the Improvements as Mortgagee may reasonably request in connection with a Secondary Market Transaction. Mortgagee shall have the right to provide to prospective investors any information in its possession, including, without limitation, financial statements relating to Mortgagor, the Mortgaged Property and any tenant of the Improvements. Mortgagor acknowledges that certain information regarding the Loan and the parties thereto and the Mortgaged Property may be included in a private placement memorandum, prospectus or other disclosure documents.

                 (b) In the event the Loan is included as an asset in a Secondary Market Transaction by Mortgagee or any of its Affiliates, Mortgagor shall, within ten (10) Business Days after Mortgagee's written request therefor, at Mortgagor's sole cost and expense, deliver opinions in form and substance and delivered by counsel reasonably acceptable to Mortgagee and the Rating Agency, as may be reasonably required by Mortgagee and/or the Rating Agency in connection with such Secondary Market Transaction including, but not limited to, a reasoned opinion of counsel which concludes that: (i) a State or federal court would recognize and give effect to the separate existence of the Mortgagor and its principals and each general partner of the Mortgagor whether it is a corporation, a partnership or in an individual, as the case may be, and accordingly, in a bankruptcy case in which any of such parties is a debtor, such court would not, under bankruptcy law principles or under the corporate law doctrine of "piercing the corporation veil" or the "alter-ego rule," order the substantive consolidation of the assets and liabilities of the Mortgagor with those of any of its principals or any general partner of the Mortgagor, and (ii) a bankruptcy trustee of the Mortgagor or of any of the general partners of the Mortgagor, as debtor in possession, would not prevail in an action to set aside the placing of the Mortgage on the Mortgaged Property as a fraudulent conveyance.

         4.34 Certain Matters Relating to Mortgaged Property Located in the State of Illinois. With respect to the Mortgaged Property which is located in the State of Illinois, notwithstanding anything contained herein to the contrary:

                 (a) All advances, disbursements and expenditures (collectively, "advances") made by Mortgagee before and during foreclosure, prior to sale, and where applicable, after sale, for the following purposes, including interest thereon at the Default Rate (as defined in the Note), are hereinafter referred to as "Protective Advances" and shall constitute additional indebtedness hereunder and shall be secured by the lien thereof:

                      (1) advances permitted to be made by Mortgagee pursuant to the express provisions of this Mortgage;





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
                          (2) any amount for restoration or rebuilding in excess of the actual or estimated proceeds of insurance or condemnation award for the purpose of such repair or replacement;

                          (3) advances in accordance with the terms of this Mortgage to: (i) protect, preserve or restore the Mortgaged Property;
         (ii) preserve the lien of this Mortgage or the priority thereof; or
         (iii) enforce this Mortgage, as referred to in Subsection (b)(5) of
         Section 15-1302 of the Illinois Mortgage Foreclosure Law 735 ILCS 5/15-1101 et seq., as amended from time to time ("the Act");

                          (4) payments of (i) when due installments of principal, interest or other obligations in accordance with the terms of any Prior Encumbrance (as hereinafter defined); (ii) when due installments of real estate taxes and other Impositions; (iii) other obligations authorized by this Mortgage; or (iv) with court approval any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, all as referred to in Section 15-1505 of the Act;

                          (5) attorneys' fees and other costs incurred in connection with the foreclosure of this Mortgage as referred to in
         Section 1504(d)(2) and 15-1510 of the Act and in connection with any other litigation or administrative proceeding to which the Mortgagee may be or become or be threatened or contemplated to be a party, including probate and bankruptcy proceedings, or in the preparation for the commencement or defense of any such suit or proceeding; including filing fees, appraisers' fees, outlays for documents and expert evidence, witness fees, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry or judgment) of procuring all such abstracts of title, title charges and examinations, foreclosure minutes, title insurance policies, Torrens certificates, appraisals, and similar data and assurances with respect to title and value as Mortgagee may deem reasonably necessary either to prosecute or defend such suit or, in case of foreclosure, to evidence to bidders at any sale which may be had pursuant to the foreclosure judgment the true condition of the title to or the value of the Mortgaged Property;

                          (6) Mortgagee's fees and costs arising between the entry of judgment of foreclosure and the confirmation hearing as referred to in Subsection (b)(1) of Section 15-1508 of the Act;

                          (7) payment of Mortgagee of all general taxes, special taxes, special assessments, water charges, sewer





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
         service charges and other charges against the Mortgaged Property ("Impositions") as required of Mortgagor by this Mortgage;

                          (8) Mortgagee's advances of any amount required to make up a deficiency in deposits for installments of Impositions, as may be required of Mortgagor under this Mortgage;

                          (9) expenses deductible from proceeds of sale referred to in Subsections (a) and (b) of Sections 15-1512 of the Act; and

                          (10) expenses incurred and expenditures made by Mortgagee for any one or more of the following: (i) if the Mortgaged Property or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the owner thereof;
         (ii) if any of the Mortgaged Property consists of an interest in a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (ii) premiums upon casualty and liability insurance made by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required, without regard to the limitation to maintaining of insurance in effect at the time any receiver or mortgagee takes possession of the Mortgaged Property imposed by Subsection (c)(1) or
         Section 15-1704 of the Act; (iv) payments required or deemed by Mortgagee to be for the benefit of the Mortgaged Property or required to be made by the owner of the Mortgaged Property under any grant or declaration or easement, easement agreement, reciprocal easement agreement, agreement with any adjoining land owners or other instruments creating covenants or restrictions for the benefit of or allocating the Mortgaged Property; (v) shared or common expense assessments payable to any association or corporation in which the owner of the premises is a member in any way affecting the Mortgaged Property; (vi) operating deficits incurred by Mortgagee in possession or reimbursed by Mortgagee to any receiver; (vii) if the loan secured hereby is a construction loan, costs incurred by Mortgagee for completion of construction as may be authorized by the loan agreement;
         (viii) fees and costs incurred to obtain an environmental assessment report relating to the Mortgaged Property; and (ix) any monies expended in excess of the face amount of the Note.

                 (b) This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time the Mortgage is recorded, pursuant to Subsection (b)(5) of Section 15-1302 of the Act.





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
         The Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the Provisions of the Act, be included in:

                          (1) determination of the amount of indebtedness secured by this Mortgage at any time;

                          (2) the indebtedness found due and owing to the Mortgagee in the judgment of foreclosure and any subsequent amendment of such judgment, supplemental judgments, orders, adjudications or findings by the court of any additional indebtedness becoming due and entry of such judgment, it being hereby agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

                          (3) determination of amounts deductible from sale proceeds pursuant to Section 15-1512 of the Act;

                          (4) determination of the application of income in the hands of any receiver or mortgagee in possession; and

                          (5) computation of any deficiency judgment pursuant to Subsections (b)(2) and (e) of Section 15-1508 and Section 15-1511 of the Act.

         All moneys paid for Protective Advances or any of the other purposes herein authorized and all expenses paid or incurred in connection therewith, including attorneys' fees, and any other moneys advanced by Mortgagee to protect the Mortgaged Property and the lien hereof, shall be so much additional indebtedness secured hereby, and shall become immediately due and payable without notice and with interest thereon at the Default Rate. Inaction of Mortgagee shall never be considered as a waiver of any right accruing to it on account of any default on the part of Mortgagor.

                 (c) Should the proceeds of the Note or any part thereof, or any amount paid out or advanced hereunder by Mortgagee, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any senior mortgage (as described in Subsection (i) of Section 15-1505 of the Act) or any other lien or encumbrance upon the Mortgaged Property or any part thereof on a parity with or prior or superior lien hereof ("Prior Encumbrance"), then as additional security hereunder, the Mortgagee shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, however remote, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

                 (d) If an Event of Default has occurred hereunder, or when the indebtedness hereby accrued, or any part thereof, shall





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
become due, whether by acceleration or otherwise, Mortgagee shall have the right to foreclose the lien hereof for such indebtedness or par thereof and pursue all remedies afforded to a mortgagee under and pursuant to the Act.

                 (e) The proceeds of any foreclosure sale of the Mortgaged Property shall be distributed and applied in accordance with the provisions of Subsection (c) of Section 15-1512 of the Act. The judgment of foreclosure or order confirming the sale shall provide (after application pursuant to Subsections (a) and (b) of said Section 15-1512) for application of sale proceeds in the following order of priority: first, all items not covered by the provisions of said Subsections (a) and (b), which under the terms hereof constitute secured indebtedness additional to that evidenced by the Note, with interest thereon as herein provided; and second, all principal and interest remaining unpaid on the Note.

                 (f) Upon, or at any time after, the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall appoint a receiver of the Mortgaged Property whenever Mortgagee, when entitled to possession, so requests pursuant to Section 15-1702(a) of the Act or when such appointment is otherwise authorized by operation of law. Such receiver shall have all powers and duties prescribed by Section 15-1704 of the Act, including the power to make leases to be binding upon all parties, including the Mortgagor after redemption, the purchaser at a sale pursuant to a judgment of foreclosure and any person acquiring an interest in the Mortgaged Property after entry of a judgment of foreclosure, all as provided in Subsection (g) of
Section 15-1701 of the Act. In addition, such receiver shall also have the following powers: (a) to extend or modify any then existing leases, which extensions and modifications may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Mortgaged Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption, discharge of the mortgaged indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser; (b) all powers granted to a receiver pursuant to the other provisions of this Mortgage; and (c) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property during the whole of the period of receivership. The court from time to time, either before or after entry of judgment of foreclosure, may authorize the receiver to apply the net income in his hands in payment in whole or in part of: (a) the indebtedness secured hereby, or by or included in any judgment of foreclosure or supplemental judgment or other item for which Mortgagee is authorized to make a Protective Advance; and (b) the deficiency in case of a sale and deficiency.

                 (g) In any case in which under the provisions of this Mortgage Mortgagee has a right to institute foreclosure proceedings, whether before or after the whole principal sum secured hereby is declared to be immediately due as aforesaid, or whether before or after the institute of legal proceedings to foreclose the lien hereof or before or after judgment thereunder, and at all times until confirmation of sale, Mortgagor shall forthwith, upon demand of Mortgagee, surrender to Mortgagee and Mortgagee shall be entitled to take and upon Mortgagee's request to the court to be placed in actual possession of, Mortgagee shall be placed in possession of the Mortgaged Property or any part thereof, personally, or by its agent or attorneys as provided in Subsection (b)(2) and (c) of Section 1701 of the Act. In such event, Mortgagee in its discretion may, with or without force and with or without process of law, enter upon and take and maintain or may apply to the court in which a foreclosure is pending to be placed in possession of all or any part of said Mortgaged Property, together with all documents, books, records, papers and accounts of Mortgagor or then owner of the Mortgaged Property relating thereto, and may exclude Mortgagor, its agents or servants, wholly therefrom and may, as attorney in fact or agent of Mortgagor, or in its own name as Mortgagee and under the powers herein granted, hold, operate, manage and control the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment or security of the avails, rent, actions in forcible detainer and actions in distress for rent, and with full power: (a) to cancel or terminate any lease or sublease for any cause or on any ground which would entitle Mortgagor to cancel the same; (b) to elect to disaffirm any lease or sublease which is then subordinate to the lien hereof; (c) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provision to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Mortgaged Property are subject to the lien hereof and upon the discharge of the Mortgage indebtedness, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; (d) to enter into any management, leasing or brokerage agreements covering the Mortgaged Property; (e) to make all necessary or proper, repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements to the Mortgaged Property as to it may seem judicious; (f) to insure and reinsure the same and all risks incidental to Mortgagee's possession, operation and management thereof; and (g) to receive all of such avails, rents, issues and profits; hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor. Without limiting the generality of the foregoing provisions of this Section, Mortgagee shall also have all power, authority and duties as provided in Section 15-1703 of the Act.

                 (h) Mortgagor acknowledges that the Mortgaged Property does not constitute agricultural real estate, as said term is defined in Section 15-1201 of the Act or residential real estate as defined in Section 15-1219 of the Act. Mortgagor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Mortgage on behalf of Mortgagor and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property of any nature whatsoever, subsequent to the date of this Mortgage. The foregoing waiver of right of redemption is made pursuant to the provisions of Section 15-1601(b) of the Act.

                 (i) At all times, regardless of whether any Debt proceeds have been disbursed, this Mortgage secures (in addition to the amounts secured hereby) the payment of any and all Loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Mortgagee in connection with the Loan; provided, however, that in no event shall the total amount secured hereby exceed two hundred percent (200%) of the face amount of the Note.

                 (j) At the option of Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds of any Condemnation Proceeds), to any and all leases of all or any part of the Mortgaged Property upon the execution by Mortgagee and recording thereof, at any time hereafter in the appropriate official records of the County wherein the Mortgaged Property are situated, or a unilateral declaration to that effect.

                 (k) Mortgagor hereby represents to Mortgagee that either (a) the Mortgaged Property does not contain one or more facilities which are subject to reporting under Section 312 of the Federal Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. Section 11022, and the federal regulations promulgated thereunder, and it has no underground storage tanks which require notification under Section 9002 of the Solid Waste Disposal Act, 42 U.S.C. Section 6991, or (b) Mortgagor has delivered to Mortgagee a true, correct and complete disclosure document pursuant to the Illinois

Responsible Property Transfer Act (765 ILCS 90/1 et seq.), as amended from time to time.

         4.35 Certain Matters Relating to Mortgaged Property Located in the State of Florida. With respect to the Mortgaged Property which is located in the State of Florida, notwithstanding anything contained herein to the contrary:

                 (a) It is agreed that any additional sum or sums advanced by the then holder of the Note secured hereby to or for the benefit of Mortgagor, whether such advances are obligatory or are made at the option of Mortgagee, or otherwise, at any time within twenty (20) years from the date of this Mortgage, with interest thereon at the rate agreed upon at the time of each additional loan or advance shall be equally secured with and have the same priority as the original indebtedness and be subject to all of the terms and provisions of this Mortgage, provided that such additional loan or advance is evidenced by a promissory note or other written evidence of the indebtedness of the borrower and states that it is secured by this Mortgage; provided that the aggregate amount of principal indebtedness outstanding and so secured at any time shall not exceed the sum equal to three (2) times the principal sum of the Note, plus interest and disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property with interest on such disbursements, and provided further that it is understood and agreed that this future advance provision shall not be construed to obligate the Mortgagee to make any such additional loans or advances. Any reference hereafter to Note shall include any promissory note or other instrument evidencing such future advance.

         It is the intent hereof to secure payment of the aforesaid Note and obligations whether the entire amount shall have been advanced to the Mortgagor at the date hereof, or at a later date, and to secure any other amount or amounts that may be added to the indebtedness secured hereby all of which are collectively referred to herein as the indebtedness secured hereby, being equally secured with and having the same priority as any amounts advanced at the date hereof.

                 (b) THIS IS A BALLOON MORTGAGE AND THE FINAL PRINCIPAL PAYMENT OR THE PRINCIPAL BALANCE DUE UPON MATURITY IS $1,740,000.00, TOGETHER WITH ACCRUED INTEREST, IF ANY, AND ALL ADVANCEMENTS MADE BY THE MORTGAGEE UNDER THE TERMS OF THIS MORTGAGE.

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the day and year first written above.




                                           MORTGAGOR:


                                           CROSSHOST, INC.,
                                           a Delaware corporation
Signed and delivered in the                                         *
presence of:                               By:/s/ MICHAEL S. MCNULTY
                                              -------------------------------
/s/ REBECCA WOODS                              Name:  Michael S. McNulty
- ----------------------------                   Title: President
Name: Rebecca Woods
     -----------------------

/s/ LINDA NORWOOD
- ----------------------------
Name: Linda Norwood
     -----------------------



STATE OF   Texas                  )
         ------------------       )
COUNTY OF  Dallas                 )
         ------------------


         I, BETTY ETTER, a Notary Public in and for the County, in the State aforesaid, DO HEREBY CERTIFY that Michael S. McNulty, President of CrossHost, Inc., a Maryland corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such President, appeared before me this day in person and acknowledged that he signed and delivered said instrument as such officer of said corporation, as his own free and voluntary act and as the free and voluntary act of the corporation, for the uses and purposes therein set forth.

         GIVEN under my hand and Notarial Seal this 11th day of September, 1996.


                                           /s/ BECKY ETTER
                                          -------------------------------
                                           Notary Public



My Commission Expires:


September 29, 1999
- --------------------------


*
 Substantially similar agreements executed for each of the Acquired Properties and the Transferred Properties located in the States of Florida, Kentucky, and Illinois.

                                   EXHIBIT A

                               Legal Description


PARCEL I: (Fee Simple Parcel)

Commence at a concrete monument marking the Southeast corner of Lot 16 of the Third Division of the Plantation of the Florida Pecan Endowment Company, as per supplementary map recorded in Plat Book 1, Page 4, of the Public Records of Leon County, Florida; and run thence North 01 degrees 08'34" West, 336.07 feet; thence South 89 degrees 54'07" West, 192.39 feet to a point on a cul-de-sac, said point being on a curve concave Northwesterly; thence run Southwesterly and Northwesterly along said curve with a radius of 30.0 feet, through a central angle of 138 degrees 11'23" for an arc length of 72.36 feet; thence run South 89 degrees 54'07" West along the Southerly boundary of a 40-foot roadway, a distance of 7.49 feet; thence leaving said Southerly boundary, run South 00 degrees 01'38" East, 315.75 feet; thence North 89 degrees 57'36" East, 258.56 feet to the Point of Beginning, lying and being situate in Section 19, Township 1 North, Range 1 West, Leon County, Florida.

PARCEL II: (Easement)

Non-exclusive easements for ingress, egress, utility, drainage and landscape purposes as disclosed by the Declaration of Covenants, Conditions and Restrictions for Environs, by C.W. Harbin, Jr., and Tommy M. Faircloth, dated December 4, 1990, recorded December 14, 1990 in O.R. Book 1469, Page 2075, Leon County Records, over the following described lands:

(A) ROADWAY, DRAINAGE AND UTILITY EASEMENT:

Commence at a concrete monument marking the Southeast corner of Lot 16 of the Third Division of the Florida Pecan Endowment Company as per supplementary map recorded in Plat Book 1, Page 4, Public Records of Leon County, Florida, and run thence North 01 degrees 08'34" West, 677.07 feet to the South boundary of Lot 8 as established by Final Judgment recorded in O.R. Book 1374, Page 2324 of the said Public Records; thence run South 89 degrees 40'47" West along the said South boundary, a distance of 500.68 feet to the Easterly right of way of Capital Circle (State Road No. 263); thence run South 00 degrees 00'47" East along the said Easterly right of way 319.00 feet to the intersection of the Easterly right of way with Northerly right of way of a 40 foot roadway, drainage and utility easement for the Point of Beginning; from said Point of Beginning leaving said Easterly right of way, run North 89 degrees 54'07" East along the Northerly right of way 262.61 feet to a point of curve on a cul-de-sac; thence run Northeasterly, Southeasterly, Southwesterly and Northwesterly along said cul- de-sac having a radius of 30 feet through a central angle of 276 degrees 2'46" for an arc length of 144.21 feet to a point on the Southerly right of way of said 40 foot roadway easement; thence run South 89 degrees 54'07" West along said right of way 262.67 feet to the intersection of the said Southerly right of way with the said Easterly right of way of Capital Circle; thence leaving said Southerly right of way, run North 00 degrees 00'47" West, along said Easterly right of way 40.00 feet to the Point of Beginning.

AND:

(B) DRAINAGE EASEMENT:

Commence at a concrete monument marking the Southeast corner of Lot 16 of the Third Division of the Plantation of the Florida Pecan Endowment Company as per supplementary map recorded in Plat Book 1, Page 4, Public Records of Leon County, Florida; and run thence North 01 degrees 08'34" West, 677.07 feet to the South boundary of Lot 8 as established by Final Judgment recorded in O.R. Book 1374, Page 2324 of said Public Records; thence run South 89 degrees 40'47" West, along the said South boundary a distance of 500.68 feet to the Easterly right of way of Capital Circle (State Road No. 263); thence run South 00 degrees 00'47" East along the said Easterly boundary 199.0 feet to the Point of Beginning; from said Point of Beginning, run thence North 89 degrees 58'46" East 15.0 feet; thence South 00 degrees 03'52" West, 92.01 feet;

thence South 88 degrees 24'33" East 108.03 feet; thence North 76 degrees 36'09" East, 52.83 feet; thence South 68 degrees 40'17" East, 85.88 feet; thence North 65 degrees 27'47" East, 16.40 feet; thence North 21 degrees 05'01" East, 22.24 feet; thence North 01 degrees 03'39" East 30.61 feet; thence North 06 degrees 57'10" West 46.82 feet; thence North 28 degrees 55'16" West, 32.82 feet; thence North 00 degrees 03'01" East, 62.20 feet; thence South 73 degrees 17'55" East,
64.80 feet; thence South 16 degrees 07'16" East, 70.43 feet; thence South 02 degrees 16'33" West, 60.73 feet; thence South 44 degrees 59'40" West, 63.39 feet to a point on the right of way of a 40 foot roadway and utility easement, said point being on a curve; thence Southeasterly, Southerly and Southwesterly along said curve with a radius of 30.0 feet, through a central angle of 176 degrees 32'35" for an arc length of 92.44 feet (chord bears South 07 degrees 24'06" West, 59.97 feet); thence leaving said right of way, run South 05 degrees 40'23" West, 16.66 feet; thence South 00 degrees 01'38" East, 81.53 feet; thence North 90 degrees 00'00" East, 15.0 feet; thence South 00 degrees 01'38" East, 192.42 feet; thence South 90 degrees 00'00" West, 25.0 feet; thence South 00 degrees 01'38" East, 15.39 feet; thence North 89 degrees 57'36" West, 15.64 feet; thence North 00 degrees 01'38" West, 269.71 feet; thence South 30 degrees 11'00" West, 127.36 feet; thence South 89 degrees 58'46" West,
89.92 feet; thence North 25 degrees 37'32" East, 32.73 feet; thence North 54 degrees 37'10" East, 53.07 feet; thence North 44 degrees 12'01" East, 48.90 feet; thence North 31 degrees 01'19" East, 9.18 feet; thence North 42 degrees 39'11" East, 53.12 feet; thence North 73 degrees 34'40" West, 28.59 feet; thence South 82 degrees 55'46" West, 31.65 feet; thence South 78 degrees 17'40" West, 56.18 feet; thence South 89 degrees 33'51" West, 69.38 feet; thence North 78 degrees 29'08" West, 39.72 feet; thence South 06 degrees 48'43" East, 75.05 feet; thence North 88 degrees 36'13" West, 19.96 feet to the Easterly right of way of Capital Circle (State Road No. 263) said point being on a curve concave Easterly; thence Northeasterly along said curve with a radius of 829.55 feet through a central angle of 01 degrees 41'05" for an arc length of 24.39 feet (chord of 24.39 bears North 00 degrees 46'11" West); thence North 00 degrees 00'47" West, 223.30 feet to the Point of Beginning.

PARCEL III: (Easement)

Non-Exclusive easement for signage purposes as disclosed by the Easement between Tommy M. Faircloth, Charles W. Harbin, Jr. and Capital Circle Hotel Company, a Florida corporation, dated July 11, 1991, recorded August 8, 1991 in O.R. Book 1509, Page 220, Leon County Records, over the following described land:

Commence at a concrete monument marking the Southeast corner of Lot 16 of the Third Division of the Florida Pecan Endowment Company, as per supplementary map recorded in Plat Book 1, Page 4, Public Records of Leon County, Florida; and run thence North 01 degrees 08'34" West, 677.07 feet to the South boundary of Lot 8 as established by Final Judgment recorded in O.R. Book 1374, Page 2324 of the said Public Records; thence run South 89 degrees 40'47" West along the said South boundary, a distance of 500.68 feet to the Easterly right of way of Capital Circle (State Road No. 263); thence run South 00 degrees 00'47" East along the said Easterly right of way 319.0 feet to the intersection of the Easterly right of way with the Northerly right of way of a 40 foot roadway, drainage and utility easement; thence leaving said Easterly right of way, run North 89 degrees 54'07" East along the Northerly right of way 15.0 feet to the Point of Beginning; from said Point of Beginning leaving said 40 foot right of way, run North 00 degrees 05'53" West, 15.0 feet; thence North 89 degrees 54'07" East, 10.0 feet; thence South 00 degrees 05'53" East, 15.0 feet to the Northerly right of way of said 40 foot easement; thence South 89 degrees 54'07" West, 10.0 feet to the Point of Beginning.

                                   EXHIBIT B

                         Cross-collateralized Property



         Those certain Mortgage and Security Agreements (each, "Mortgage") between CrossHost, Inc. ("Mortgagor") and CS First Boston Mortgage Capital Corporation ("Mortgagee") dated as of the date hereof which are secured by properties located in Somerset, KY, Rock Falls, IL, Tallahassee, FL, Sarasota, FL and Destin, FL.


         Those certain Deeds of Trust and Security Agreements (each, "Deed of Trust") between CrossHost, Inc. ("Grantor") and CS First Boston Mortgage Capital Corporation ("Beneficiary") dated as of the date hereof which are secured by properties located in Poplar Bluff, MO, Minor, MO, San Diego, CA and Ocean Springs, MISS.

                                   EXHIBIT C

                             Allocated Loan Amount


         The Sleep Inn, Tallahassee, Florida Allocated Loan Amount is One Million Seven Hundred Forty Thousand and No/100 Dollars ($1,740,000.00).

                                   EXHIBIT D

                              Franchise Agreement



         That certain Franchise Agreement between Quality Inns International, Inc. and Capital Circle Hotel Company dated May 20, 1991 for property located in Tallahassee, Florida.

                                   EXHIBIT E

                              FF&E Reserve Deposit



         The Sleep Inn, Tallahassee, Florida, monthly FF&E Reserve Deposit is Three Thousand Six Hundred Sixty and NO/100 Dollars ($3,660.00).

                                   EXHIBIT F

                             Required Improvements



                 NONE